================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            ------------------------

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [x]
Filed by a Party Other than Registrant [ ]

Check the Appropriate Box:
     [x] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12


                                 FAULDING INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                            ------------------------

Payment of Filing Fee (Check the Appropriate Box):
     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each Class of Securities to which transaction applies:
            Common Stock $.01 par value, of Registrant.

          ______________________________________________________________________
       2) Aggregate Number of Securities to which transaction applies:
                 5,843,368
          ______________________________________________________________________
       3) Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                 $13.50
          ______________________________________________________________________

       4) Proposed maximum aggregate value of transaction:
                 84,284,260

          ______________________________________________________________________
       5) Total fee paid:
                 $16,857
          ______________________________________________________________________
     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
         1) Amount Previously Paid: $            .

         2) Form, Schedule or Registration Statement No.: ____________
         3) Filing Party: ________________________
         4) Date Filed: ________________________

                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:


            WILLIAM R. GRIFFITH, ESQ.                WILLIAM F. WYNNE, JR., ESQ.
           PARKER DURYEE ROSOFF & HAFT                      WHITE & CASE
                529 FIFTH AVENUE                     1155 AVENUE OF THE AMERICAS
            NEW YORK, NEW YORK 10017                   NEW YORK, NEW YORK 10036


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

================================================================================

                                 FAULDING INC.
                               200 ELMORA AVENUE
                          ELIZABETH, NEW JERSEY 07207

Dear Faulding Inc. Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Faulding Inc. (the 'Company' or 'Faulding') to be held on Monday, December 15, 1997 at 10:00 a.m. at the Newark Airport Marriott Hotel in Newark, New Jersey. Enclosed is a Notice of Special Meeting and a Proxy Statement containing detailed information regarding the matters to be acted upon at the Special Meeting. Also enclosed is a proxy card which we urge you to complete and promptly return to ensure that your shares are voted at the Special Meeting.

     At the Special Meeting, you will be asked to consider and vote upon the following proposals:

          1. To approve, as a single proposal referred to herein as the 'Recapitalization Transaction', (i) an Agreement and Plan of Recapitalization (the 'Recapitalization Agreement'), dated as of September 29, 1997, by and among the Company, FH Faulding & Co Limited ('Parent') and Faulding Holdings Inc., a wholly-owned subsidiary of Parent ('Holdings'), and (ii) an amendment to the Company's Certificate of Incorporation provided for in the Recapitalization Agreement (the 'Recapitalization Amendment'), pursuant to which the Company will effect a recapitalization (the 'Recapitalization') which will result in Holdings becoming the sole stockholder of the Company and each other existing holder of Common Stock, $.01 par value per share (the 'Common Stock'), of the Company becoming entitled to receive a cash payment of $13.50 (the 'Transaction Consideration') for each share of Common Stock held by such holder at the Effective Time of the Recapitalization.


          The Recapitalization will be effected through a reverse stock split of the Company's Common Stock (the 'Reverse Stock Split') whereby each 7,924,385 issued and outstanding shares of Common Stock as of the Effective Time of the Recapitalization will be combined into one validly issued share of common stock of the Company ('New Common Shares'), having a par value per share equal to the quotient obtained by dividing (x) the product of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time of the Recapitalization, multiplied by (2) $.01, by (y) the number of New Common Shares to be issued and outstanding immediately following the Effective Time of the Recapitalization. As a result of the Reverse Stock Split, holders of less than 7,924,385 shares of Common Stock will be entitled to receive, in lieu of fractional New Common Shares, the Transaction Consideration multiplied by the number of shares of Common Stock held by such holders at the Effective Time of the Recapitalization. The Recapitalization Amendment will be filed with the Secretary of State of the State of Delaware at the time of the closing of the Recapitalization and will (i) effectuate the Reverse Stock Split and (ii) reduce the number of authorized shares of common stock of the Company from 35,000,000 to 2.


          2. To approve an amendment to the Company's Certificate of Incorporation (the 'Par Value Amendment'), pursuant to which the par value of the Company's Class B Preferred Stock (all of which is held by Holdings) will be changed from $.01 per share to $.10433 per share.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The Board of Directors of the Company, based, with respect to the Recapitalization Transaction, upon the unanimous recommendation of a special committee of independent directors of the Board (the 'Special Committee'), has determined that the Recapitalization Transaction and the Par Value Amendment are each fair to and in the best interests of the stockholders of the Company other than Parent, Holdings and their affiliates (the 'Public Stockholders'), and recommends that the stockholders approve the Recapitalization Transaction and the Par Value Amendment. In arriving at its recommendation with respect to the Recapitalization Transaction, the Special Committee considered a number of factors described in the Proxy Statement, including, among other things, the opinion of Oppenheimer & Co., Inc., financial advisor to the Special Committee, that the consideration to be received by the Public Stockholders in connection with the Recapitalization is fair to such holders from a financial point of view. The full text of such opinion, which sets forth, among other things, the opinion expressed, procedures followed, matters considered and limitations on review undertaken in connection with such opinion, is attached as an annex to the Proxy Statement. Stockholders are urged to read the opinion in its entirety.

     The terms of the Recapitalization Agreement and other important information concerning the Recapitalization Transaction, the Par Value Amendment, the Company, Parent and Holdings are set forth in the Proxy Statement, which we urge you to read carefully. A copy of the Recapitalization Agreement is attached as an annex to the Proxy Statement, with copies of the Recapitalization Amendment and the Par Value Amendment attached as exhibits thereto.

     The Recapitalization Agreement provides that in order for the Recapitalization Transaction to be effected, the Recapitalization Agreement and the Recapitalization Amendment must be approved by the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and (ii) the holders of a majority of the outstanding shares of Common Stock held by the Public Stockholders. In order for the Par Value Amendment to be approved, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required. Holdings currently owns approximately 71% of the issued and outstanding shares of Common Stock. Accordingly, Holdings owns a sufficient number of shares to approve the Par Value Amendment, but not to approve the Recapitalization Transaction without the separate approval of the Public Stockholders.

     It is important that your views with respect to the Recapitalization Transaction and the Par Value Amendment be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are urged to mark, sign and date the enclosed proxy, which should be returned promptly in the enclosed envelope. Completing and returning the proxy will not limit your right to vote in person if you attend the Special Meeting.

     If you have any questions regarding the Special Meeting or the matters submitted for stockholder approval, please call the Company's proxy solicitation agent, D.F. King & Co., Inc., toll free at (800) 549-6650.

     We look forward to seeing you at the Special Meeting.

                                          Sincerely,



                                          Richard F. Moldin
                                          President and Chief Executive Officer

                                 FAULDING INC.
                               200 ELMORA AVENUE
                          ELIZABETH, NEW JERSEY 07207

                            ------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

                        TO BE HELD ON DECEMBER 15, 1997

To the Stockholders:

     A Special Meeting of Stockholders of Faulding Inc., a Delaware corporation (the 'Company' or 'Faulding'), will be held on Monday, December 15, 1997 at 10:00 A.M., Eastern time, at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey, to consider and vote upon the following two proposals:

          1. To approve, as a single proposal referred to herein as the 'Recapitalization Transaction', (i) an Agreement and Plan of Recapitalization (the 'Recapitalization Agreement'), dated as of September 29, 1997, by and among the Company, FH Faulding & Co Limited ('Parent') and Faulding Holdings Inc., a wholly-owned subsidiary of Parent ('Holdings'), and (ii) an amendment to the Company's Certificate of Incorporation provided for in the Recapitalization Agreement (the 'Recapitalization Amendment'), pursuant to which the Company will effect a recapitalization (the 'Recapitalization') which will result in Holdings becoming the sole stockholder of the Company and each other existing holder of Common Stock, $.01 par value per share (the 'Common Stock'), of the Company becoming entitled to receive a cash payment of $13.50 (the 'Transaction Consideration') for each share of Common Stock held by such holder at the Effective Time of the Recapitalization.

          The Recapitalization will be effected through a reverse stock split of the Company's Common Stock (the 'Reverse Stock Split') whereby each 7,924,385 issued and outstanding shares of Common Stock as of the Effective Time of the Recapitalization will be combined into one validly issued share of common stock of the Company ('New Common Shares') having a par value per share equal to the quotient obtained by dividing (x) the product of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time of the Recapitalization, multiplied by (2) $.01, by (y) the number of New Common Shares to be issued and outstanding immediately following the Effective Time of the Recapitalization. As a result of the Reverse Stock Split, holders of less than 7,924,385 shares of Common Stock will be entitled to receive, in lieu of fractional New Common Shares, the Transaction Consideration multiplied by the number of shares of Common Stock held by such holders at the Effective Time of the Recapitalization. The Recapitalization Amendment will be filed with the Secretary of State of the State of Delaware at the time of the closing of the Recapitalization and will (i) effectuate the Reverse Stock Split and
     (ii) reduce the number of authorized shares of common stock of the Company from 35,000,000 to 2.

          2. To approve an amendment to the Company's Certificate of Incorporation (the 'Par Value Amendment'), pursuant to which the par value of the Company's Class B Preferred Stock (all of which is held by Holdings) will be changed from $.01 per share to $.10433 per share.

     Only stockholders of record at the close of business on October   , 1997
(the 'Record Date') are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The Recapitalization Agreement provides that in order for the Recapitalization Transaction to be effected, the Recapitalization Agreement and the Recapitalization Amendment must be approved by the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and (ii) the holders of a majority of the outstanding shares of Common Stock other than shares held by Parent, Holdings or their affiliates (the 'Public Stockholders'). In order for the Par Value Amendment to be approved, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required. Holdings currently owns approximately 71% of the issued and outstanding shares of Common Stock. Accordingly, Holdings owns a sufficient number of shares to approve the Par Value

Amendment, but not to approve the Recapitalization Transaction without the separate approval of the Public Stockholders.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. Submitting a proxy will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs. You may revoke your proxy at any time before it is voted at the Special Meeting.

                                          By Order of the Board of Directors,



                                          ANDREW M. BERDON
                                          Secretary

October   , 1997

     PLEASE DO NOT SEND US YOUR STOCK CERTIFICATES AT THIS TIME. ONCE THE RECAPITALIZATION BECOMES EFFECTIVE, YOU WILL BE ADVISED OF THE PROCEDURE FOR SURRENDERING YOUR CERTIFICATES FOR THE TRANSACTION CONSIDERATION.

                                 FAULDING INC.
                               200 ELMORA AVENUE
                          ELIZABETH, NEW JERSEY 07207

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement and enclosed proxy are being furnished to holders of record of the common stock, par value $.01 per share (the 'Common Stock'), of Faulding Inc., a Delaware corporation (the 'Company' or 'Faulding'), as of the
close of business on October    , 1997 (the 'Record Date') in connection with
the solicitation of proxies by the Board of Directors of the Company from holders of Common Stock for use at a Special Meeting of Stockholders of the Company to be held on December 15, 1997 for the following purposes:

          1. To approve, as a single proposal referred to herein as the 'Recapitalization Transaction', (i) an Agreement and Plan of Recapitalization (the 'Recapitalization Agreement'), dated as of September 29, 1997, by and among the Company, FH Faulding & Co Limited ('Parent') and Faulding Holdings Inc., a wholly-owned subsidiary of Parent ('Holdings'), and (ii) an amendment to the Company's Certificate of Incorporation provided for in the Recapitalization Agreement (the 'Recapitalization Amendment'), pursuant to which the Company will effect a recapitalization (the 'Recapitalization') which will result in Holdings becoming the sole stockholder of the Company and each other existing holder of Common Stock becoming entitled to receive a cash payment of $13.50 (the 'Transaction Consideration') for each share of Common Stock held by such holder at the Effective Time (as hereinafter defined) of the Recapitalization.

          The Recapitalization will be effected through a reverse stock split of the Company's Common Stock (the 'Reverse Stock Split') whereby each 7,924,385 issued and outstanding shares of Common Stock as of the Effective Time of the Recapitalization will be combined into one validly issued share of common stock of the Company ('New Common Shares') having a par value per share equal to the quotient obtained by dividing (x) the product of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time of the Recapitalization, multiplied by (2) $.01, by (y) the number of New Common Shares to be issued and outstanding immediately following the Effective Time of the Recapitalization. As a result of the Reverse Stock Split, holders of less than 7,924,385 shares of Common Stock will be entitled to receive, in lieu of fractional New Common Shares, the Transaction Consideration multiplied by the number of shares of Common Stock held by such holders at the Effective Time of the Recapitalization. The Recapitalization Amendment will be filed with the Secretary of State of the State of Delaware at the time of the closing of the Recapitalization and will (i) effectuate the Reverse Stock Split and
     (ii) reduce the number of authorized shares of common stock of the Company from 35,000,000 to 2. The date and time of such filing of the Recapitalization Amendment is referred to herein as the 'Effective Time' of the Recapitalization.

          2. To approve an amendment to the Company's Certificate of Incorporation (the 'Par Value Amendment'), pursuant to which the par value of the Company's Class B Preferred Stock (all of which is held by Holdings) will be changed from $.01 per share to $.10433 per share. The form of the Par Value Amendment is attached as an exhibit to the Recapitalization Agreement, which is annexed hereto.

     The Board of Directors, based, with respect to the Recapitalization Transaction, upon the unanimous recommendation of a special committee of independent directors of the Board (the 'Special Committee'), has determined that the Recapitalization Transaction and the Par Value Amendment are each fair to and in the best interests of the stockholders of the Company other than Parent, Holdings and their affiliates (the 'Public Stockholders'), and recommends that the stockholders approve the Recapitalization Transaction and the Par Value Amendment. In arriving at its recommendation with respect to the Recapitalization Transaction, the Special Committee considered a number of factors described in this Proxy Statement, including, among other things, the opinion of Oppenheimer & Co., Inc. ('Oppenheimer'), financial advisor to the Special Committee, that the Transaction Consideration to be received by the Public Stockholders is fair to such holders from a financial point of view. The full text of such opinion, which sets forth, among other things, the opinion expressed, procedures followed, matters considered and limitations on review undertaken in connection with such opinion, is attached hereto as Annex B. Stockholders are urged to read the opinion in its entirety. See 'SPECIAL FACTORS -- Financial Advisor; Fairness Opinion.'

     As of the Record Date for determining stockholders entitled to receive this Proxy Statement, there were [20,127,188] shares of Common Stock outstanding and approximately 400 stockholders of record. As of the Record Date, Holdings owned 14,283,820 shares of Common Stock, or approximately 71% of such shares issued and outstanding. The Recapitalization Agreement provides that in order for the Recapitalization Transaction to be effected, the Recapitalization Agreement and the Recapitalization Amendment must be approved by the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and (ii) the holders of a majority of the outstanding shares of Common Stock held by the Public Stockholders. In order for the Par Value Amendment to be approved, the affirmative vote of a majority of the outstanding shares of Common Stock is required. Holdings owns a sufficient number of shares to to approve the Par Value Amendment, but not to approve the Recapitalization Transaction without the separate approval of the Public Stockholders.

     This Proxy Statement is first being mailed to stockholders on or about October , 1997.

     PLEASE DO NOT SEND US YOUR STOCK CERTIFICATES AT THIS TIME. ONCE THE RECAPITALIZATION BECOMES EFFECTIVE, YOU WILL BE ADVISED OF THE PROCEDURE FOR SURRENDERING YOUR CERTIFICATES FOR THE TRANSACTION CONSIDERATION.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             AVAILABLE INFORMATION

     The Company, Parent and Holdings have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the 'Schedule 13E-3') with the Securities and Exchange Commission (the 'Commission' or the 'SEC') with respect to the transactions described in this Proxy Statement. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain exhibits contained in the Schedule 13E-3. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Commission. The Schedule 13E-3 and the exhibits thereto, as well as such reports, proxy statements, and other information, can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT INCORPORATES BY REFERENCE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997 (THE 'COMPANY 10-K'), WHICH WAS PREVIOUSLY FILED WITH THE COMMISSION. THE COMPANY 10-K IS NOT PRESENTED HEREIN OR DELIVERED HEREWITH, BUT IT IS AVAILABLE (WITH-

OUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, WITHOUT CHARGE ON WRITTEN REQUEST DIRECTED TO FAULDING INC., 200 ELMORA AVENUE, ELIZABETH, NEW JERSEY, 07207, ATTENTION: SECRETARY, OR BY CALLING (908) 659-2515. COPIES OF THE COMPANY 10-K SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.
                            ------------------------
     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO THE COMPANY HAS BEEN SUPPLIED BY THE COMPANY, AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO PARENT, HOLDINGS, AND THEIR AFFILIATES HAS BEEN SUPPLIED BY PARENT.

                               TABLE OF CONTENTS


INTRODUCTION.................................................................................................     i
AVAILABLE INFORMATION........................................................................................    ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................................................    ii
SUMMARY......................................................................................................     1
THE SPECIAL MEETING..........................................................................................     8
     General.................................................................................................     8
     Date, Time and Place....................................................................................     8
     Voting Rights...........................................................................................     8
     No Appraisal Rights.....................................................................................     8
     Proxies; Revocation of Proxies..........................................................................     8
SPECIAL FACTORS..............................................................................................     9
     The Recapitalization....................................................................................     9
     Background of the Recapitalization......................................................................    10
     Determinations of the Special Committee; Fairness of the Recapitalization...............................    16
     Financial Advisor; Fairness Opinion.....................................................................    17
     Position of Parent and Holdings.........................................................................    21
     Purpose and Structure of the Recapitalization...........................................................    22
     Certain Effects of the Recapitalization.................................................................    23
     Certain Federal Income Tax Consequences to Stockholders.................................................    23
     Plans for the Company after the Recapitalization........................................................    24
     Interests of Certain Persons in the Recapitalization....................................................    24
     Accounting Treatment of the Recapitalization............................................................    25
     Litigation..............................................................................................    25
     The Par Value Amendment.................................................................................    26
SOURCE AND AMOUNT OF FUNDS...................................................................................    26
THE RECAPITALIZATION AGREEMENT...............................................................................    26
     Effective Time..........................................................................................    26
     Reverse Stock Split; Recapitalization...................................................................    27
     Procedure for Payment...................................................................................    27
     Payments Under Stock Options............................................................................    28
     Certain Representations and Warranties..................................................................    28
     Conduct of Business Pending the Closing.................................................................    28
     Certain Other Covenants.................................................................................    29
     Conditions to Consummation of the Recapitalization......................................................    29
     Termination.............................................................................................    30
     Miscellaneous...........................................................................................    31
REGULATORY MATTERS...........................................................................................    31
CERTAIN INFORMATION CONCERNING THE COMPANY...................................................................    32
     The Company.............................................................................................    32
     Directors and Executive Officers........................................................................    32
CERTAIN INFORMATION CONCERNING PARENT AND HOLDINGS...........................................................    33
     Parent..................................................................................................    33
     Holdings................................................................................................    33
     Directors and Executive Officers........................................................................    34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................................    34
FEES AND EXPENSES............................................................................................    36
MARKET PRICES AND DIVIDENDS..................................................................................    36
     Market Prices...........................................................................................    36
     Dividends...............................................................................................    36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................................    37
ANNEXES


     A: AGREEMENT AND PLAN OF RECAPITALIZATION
     B: OPINION OF OPPENHEIMER

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and is presented herein solely to furnish limited introductory information regarding the Recapitalization Transaction, as well as the parties thereto, and the Par Value Amendment. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained, or incorporated by reference, in this Proxy Statement and the Annexes hereto, to which reference is made for a complete statement of the matters discussed below. Stockholders are urged to read this Proxy Statement, including the Annexes hereto, and the documents incorporated herein by reference, in their entirety and to consider them carefully. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.

THE SPECIAL MEETING

     Place, Time and Date. The Special Meeting of Stockholders of the Company will be held on Monday, December 15, 1997 at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey at 10:00 a.m., local time (the 'Special Meeting').

     Purpose of the Special Meeting. At the Special Meeting, stockholders of the Company will be asked to consider and vote upon (i) the Recapitalization Transaction and (ii) the Par Value Amendment.

     THE BOARD OF DIRECTORS, BASED, WITH RESPECT TO THE RECAPITALIZATION TRANSACTION, UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS DETERMINED THAT THE RECAPITALIZATION TRANSACTION AND THE PAR VALUE AMENDMENT ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY'S PUBLIC STOCKHOLDERS, AND HAS APPROVED, ADOPTED AND DECLARED ADVISABLE THE RECAPITALIZATION TRANSACTION AND THE PAR VALUE AMENDMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE 'FOR' SUCH PROPOSALS.

     Record Date; Stockholders Entitled to Vote. Only stockholders of record at
the close of business on October   , 1997 will be entitled to notice of and to
vote at the Special Meeting. On the Record Date, there were [20,127,188] shares of Common Stock outstanding and entitled to vote held by approximately 400 holders of record. See 'THE SPECIAL MEETING -- Voting Rights.'


     Vote Required; Quorum. Holders of a majority of the shares of Common Stock entitled to vote, represented in person or by proxy, 10,063,595 shares, will constitute a quorum at the Special Meeting. As of the Record Date, Holdings owned 14,283,820 shares of Common Stock, or approximately 71% of such shares issued and outstanding. The Recapitalization Agreement provides that in order for the Recapitalization Transaction to be effected, the Recapitalization Agreement and the Recapitalization Amendment must be approved by the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and (ii) the holders of a majority of the outstanding shares of Common Stock held by the Public Stockholders. In order for the Par Value Amendment to be approved, the affirmative vote of a majority of the outstanding shares of Common Stock is required. Holdings owns a sufficient number of shares to approve the Par Value Amendment, but not to approve the Recapitalization Transaction without the separate approval of the Public Stockholders. Consequently, votes cast by stockholders other than Holdings will determine whether the Recapitalization Transaction will be approved or disapproved. See 'THE SPECIAL MEETING -- Voting Rights.'


     No Appraisal Rights. The Company's Certificate of Incorporation does not provide a stockholder with appraisal rights under Section 262 of the Delaware General Corporation Law ('DGCL') with respect to the Recapitalization Transaction in the event a stockholder votes against the Recapitalization Transaction. Accordingly, stockholders voting against the Recapitalization Transaction will not be entitled to such rights.

     Proxy: Revocation of Proxies. The enclosed proxy provides that each stockholder of the Company may specify that such stockholders' shares be voted 'for', 'against' or 'abstain' from voting with respect to the approval of the Recapitalization Transaction and the Par Value Amendment. If properly executed and returned in time for the Special Meeting, the enclosed proxy will be voted in accordance with the choice specified. Where a signed proxy is returned, but no choice is specified, the shares will be voted 'for' approval of the Recapitalization Transaction and 'for' approval of the Par Value Amendment.

     ANY STOCKHOLDER OF THE COMPANY WHO EXECUTES AND RETURNS A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY IS VOTED AT THE MEETING BY FILING WITH THE SECRETARY OF THE COMPANY, AT 200 ELMORA AVENUE, ELIZABETH, NJ 07207, EITHER A WRITTEN NOTICE OF REVOCATION BEARING A LATER DATE THAN THE PROXY OR A SUBSEQUENT PROXY RELATING TO THE SAME SHARES OF COMMON STOCK, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE SPECIAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE REVOCATION OF A PROXY). SEE 'THE SPECIAL
MEETING -- PROXIES; REVOCATION OF PROXIES.'

THE RECAPITALIZATION TRANSACTION

THE PARTIES

The Company

     The Company, through its wholly-owned subsidiaries, is primarily engaged in the development, manufacture and sale of human generic pharmaceutical products and medical devices. See 'CERTAIN INFORMATION CONCERNING THE COMPANY.'

Holdings and Parent

     Holdings is a holding company with no business operations of its own. Holdings' primary asset is its ownership of 14,283,820 shares of Common Stock, or approximately 71% of the outstanding shares of Common Stock, and all of the outstanding shares of the Class B Preferred Stock. Holdings has determined to convert all of the shares of Class B Preferred Stock into shares of Common Stock immediately prior to the Effective Time of the Recapitalization (the 'Conversion'). As a result of the Conversion, Holdings will own approximately 73.1% of the outstanding shares of Common Stock as of the Effective Time of the Recapitalization. Holdings is a wholly-owned subsidiary of Parent, an international healthcare products and services company headquartered in Adelaide, South Australia, the ordinary shares of which are traded on the Australian Stock Exchange. See 'CERTAIN INFORMATION CONCERNING PARENT AND HOLDINGS.'

RELATIONSHIPS AMONG THE PARTIES; POTENTIAL CONFLICTS OF INTEREST; INTERESTS OF CERTAIN PERSONS

     In addition to the controlling equity interest in the Company held indirectly by Parent through Holdings, Parent is a party to several supply, licensing, manufacturing, distribution and research and development agreements with the Company and its subsidiaries. See 'CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.'

     The Chairman of the Company's Board of Directors, Dr. Edward D. Tweddell, is the Group Managing Director, a director and the Chief Executive Officer of Parent, as well as a director and officer of Holdings. Alan G. McGregor, the Chairman of the Board of Parent, serves as a member of the Company's Board of Directors. William R. Griffith, a member of the Company's Board of Directors, in addition to serving as outside legal counsel to the Company, has from time to time acted as legal counsel to Parent and serves as a director and officer of Holdings. These interlocking offices and positions may be viewed as giving rise to potential conflicts of interest. See 'SPECIAL FACTORS -- Interests of Certain Persons in the Recapitalization.'

     Certain members of the Company's management and the Board may be deemed to have certain interests in the Recapitalization that are in addition to their interests as stockholders of the Company generally. In particular, (i) certain of the directors of the Company are employees and/or directors of Parent, Holdings, and various of their affiliates, and two of such persons have equity interests or options to acquire equity interests in Parent which could increase in value as a result of the Recapitalization, and (ii) pursuant to the Recapitalization Agreement, each holder of outstanding stock options under the Company's stock option plans ('Stock Options'), including those held by Richard Moldin, the

Company's Chief Executive Officer and a member of the Company's Board of Directors, will receive, in consideration for the cancellation of such Stock Options, whether or not such Stock Options have vested under the applicable stock option plan, a payment equal to the product of (x) the excess of the Transaction Consideration over the exercise price per share applicable to the holder's Stock Option, multiplied by (y) the number of shares of Common Stock underlying the holder's Stock Options. Mr. Moldin will receive $868,750 in respect of the cancellation of his Stock Options pursuant to the Recapitalization Agreement. For a discussion of these and other interests of certain persons in the Recapitalization not shared pro rata by all stockholders of the Company, see 'THE RECAPITALIZATION AGREEMENT -- Payments Under Stock Options' and 'SPECIAL FACTORS -- Interests of Certain Persons in the Recapitalization.' The Special Committee and the Board were aware of these interests and considered them, among other matters, in approving the Recapitalization Transaction. See 'SPECIAL FACTORS -- Determinations of the Special Committee; Fairness of the Recapitalization.'

THE RECAPITALIZATION

     Pursuant to the Recapitalization Agreement, the Company will effect the Recapitalization, which will result in Holdings becoming the sole stockholder of the Company and each other existing holder of Common Stock of the Company becoming entitled to receive, in cash, the Transaction Consideration for each share of Common Stock held by such holder. Accordingly, as a result of the Recapitalization, the Company will become a wholly-owned subsidiary of Holdings, and indirectly, of Parent.

     Reverse Stock Split. The Recapitalization will be effected through the Reverse Stock Split, whereby each 7,924,385 issued and outstanding shares of Common Stock as of the Effective Time of the Recapitalization will be combined into one New Common Share, having a par value per share equal to the quotient obtained by dividing (x) the product of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time of the Recapitalization, multiplied by (2) $.01, by (y) the number of New Common Shares to be issued and outstanding immediately following the Effective Time of the Recapitalization. As a result of the Reverse Stock Split, holders of less than 7,924,385 shares of Common Stock will be entitled to receive, in lieu of fractional New Common Shares, the Transaction Consideration multiplied by the number of shares of Common Stock held by such holders. The Recapitalization Amendment will be filed with the Secretary of State of the State of Delaware at the time of the closing of the Recapitalization and will (i) effectuate the Reverse Stock Split and (ii) reduce the number of authorized shares of common stock of the Company from 35,000,000 to 2. See 'SPECIAL FACTORS -- Certain Effects of the Recapitalization.'


     Effective Time. The Recapitalization will become effective when the Recapitalization Amendment is filed with the Secretary of State of the State of Delaware. It is currently anticipated that if the Recapitalization Transaction is approved by the stockholders, such filing will be made at the time of the satisfaction or waiver of all of the conditions set forth in the Recapitalization Agreement. Accordingly, there can be no assurance as to when and if the Recapitalization will be consummated. The Company and Parent currently anticipate that the Effective Time will occur on or about December 15, 1997. See 'THE RECAPITALIZATION AGREEMENT -- Effective Time' and
' -- Conditions to Consummation of the Recapitalization.'


     Conditions to Consummation of the Recapitalization. The obligations of the Company, Parent and Holdings to consummate the Recapitalization are subject to a number of conditions (any or all of which may be waived by the parties thereto to the extent permitted by applicable law), including: (i) the absence of any statute, rule, regulation, order, decree or injunction that prohibits the Recapitalization; (ii) the receipt of all material authorizations, consents and approvals; (iii) the receipt of the requisite stockholder approval (including the separate approval of the Public Stockholders); (iv) the accuracy of the representations and warranties of each of the parties to the Recapitalization Agreement and (v) the performance by each of the parties to the Recapitalization Agreement of their respective obligations. See 'THE RECAPITALIZATION
AGREEMENT -- Conditions to Consummation of the Recapitalization.'

     Payment of Transaction Consideration; Surrender of Shares. Promptly after the Effective Time, The Bank of New York (the 'Paying Agent') will send instructions to stockholders of the Company holding less than 7,924,385 shares of Common Stock with regard to the procedure for surrendering of certificates representing shares of Common Stock together with a Letter of Transmittal and other appropriate documents. In order to receive the Transaction Consideration following the Effective Time, each holder of certificates representing less than 7,924,385 shares of Common Stock as of Effective Time will be required to surrender such certificates, together with a duly executed Letter of Transmittal and any other required documents, to the Paying Agent. Funds necessary to pay the Transaction Consideration to stockholders will be deposited with the Paying Agent at the Effective Time.

     Federal Income Tax Consequences. The receipt of cash by a holder of shares of Common Stock pursuant to the Recapitalization will be a taxable event to such holder for federal income tax purposes and may also be a taxable event under applicable local, state and foreign tax laws. For a more complete description of certain federal income tax consequences of the Recapitalization, see 'SPECIAL FACTORS -- Certain Federal Income Tax Consequences to Stockholders.'

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

BACKGROUND OF THE RECAPITALIZATION

     For a description of the events leading to approval by the Board of the Recapitalization Transaction, see 'SPECIAL FACTORS -- Background of the Recapitalization.'


     Determinations of the Special Committee; Fairness of the Recapitalization. At its meeting held on September 28, 1997, the Board of Directors of the Company, based upon the unanimous recommendation of the Special Committee and the factors relied on by the Special Committee, determined that the Recapitalization Transaction is fair to and in the best interest of the Public Stockholders, and recommended that the stockholders approve the Recapitalization Transaction. For a discussion of the factors that the Special Committee considered in arriving at their determination, see 'SPECIAL FACTORS -- Determinations of the Special Committee; Fairness of the Recapitalization.' Parent and certain members of the Board have certain interests in the Recapitalization Transaction that may present actual or potential conflicts of interest with those of the Public Stockholders. See 'SPECIAL FACTORS -- Interests of Certain Persons in the Recapitalization.'


     Financial Advisor; Fairness Opinion. The Special Committee engaged Oppenheimer to act as its financial advisor to assist in its review of Parent's proposal and to assist the Special Committee in its negotiations with Parent. At the September 28, 1997 meeting of the Special Committee at which the Recapitalization Transaction was approved by the Special Committee, Oppenheimer delivered its oral presentation, followed by its written opinion, to the effect that the Transaction Consideration to be received by the Public Stockholders in connection with the Recapitalization is fair to such holders from a financial point of view. The full text of the opinion of Oppenheimer, which sets forth the assumptions made, matters considered and limits on review undertaken, is attached hereto as Annex B and is incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ THE OPINION OF OPPENHEIMER CAREFULLY IN ITS ENTIRETY. For a discussion of the factors that Oppenheimer considered in reaching its opinion, see 'SPECIAL FACTORS -- Financial Advisor; Fairness Opinion.'

     Position of Parent and Holdings. Parent and Holdings had no involvement in the Special Committee's evaluation of the fairness of the Transaction Consideration to be received by the Public Stockholders, and have not sought an opinion of a financial advisor as to the fairness of the Transaction Consideration. Although certain of the directors of the Company also serve as directors and/or officers of Parent and Holdings, none served on the Special Committee. Parent and Holdings, however, have considered the factors set forth under 'SPECIAL FACTORS -- Determinations of the Special Committee; Fairness of the Recapitalization,' and based on such factors, Parent and Holdings have each determined that the Transaction Consideration is fair to and in the best interests of the Public

Stockholders. For a discussion of Parent's and Holdings' position regarding the Recapitalization, see 'SPECIAL FACTORS -- Position of Parent and Holdings.'

     Purpose and Structure of the Recapitalization. Parent and Holdings entered into the Recapitalization Agreement to acquire beneficial ownership of the entire equity interest in the Company because they believe that the operation of the Company, as a majority-owned subsidiary, requires undue expense and regulatory compliance, given the existing public market for common shares of Parent on the Australian Stock Exchange. In addition, consummation of the Recapitalization would permit Parent and Holdings to better manage the product development and expansion opportunities of the Company without the restrictions on affiliated transactions and public disclosure burdens imposed upon public companies in the United States. Accordingly, Parent believed that in order to acquire the interest of the Public Stockholders, it would offer to do so at a price that would be at a premium to the prevailing trading prices of a share of Common Stock on the NASDAQ National Market.

     Parent structured the transaction as a recapitalization because it believed the Reverse Stock Split to be the most efficient means of acquiring the entire public interest in the Company in a single transaction. Prior to determining to proceed with the Recapitalization Transaction proposal, Parent also considered the following alternatives: a tender offer (which it rejected because there could be no assurance that it would result in Holdings acquiring the entire equity interest in the Company), a transaction in which the consideration would be securities of Parent (which it rejected because it believed that the Public Stockholders might find any securities traded on a foreign exchange difficult to evaluate and, accordingly, unattractive), and a merger between the Company and a wholly-owned subsidiary of Holdings (which it rejected because such a transaction may not have complied with certain requirements under Australian tax law). See 'SPECIAL FACTORS -- Purpose and Structure of the Recapitalization.'

     Plans for the Company After the Recapitalization. It is expected that, following the Recapitalization, the business and operations of the Company will be continued by the Company substantially as they have been and are currently being conducted. After the Recapitalization, the Company will become a wholly-owned subsidiary of Holdings and, indirectly, of Parent, and the public will no longer own a minority equity interest in the Company. Accordingly, Parent and Holdings will be able to direct and control the policies of the Company and its subsidiaries, including with respect to any extraordinary corporate transaction such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, a change in the capitalization or other changes in the Company's corporate structure or business or the composition of the Company's Board or management, without taking into account the current public minority equity interest. Any such extraordinary transaction may occur with affiliates of the Company, Parent or Holdings. Neither Parent nor Holdings has any current plans to effectuate such a transaction. However, it is anticipated that Messrs. Bruce C. Tully and Joseph
C. Minio, the members of the Special Committee, will not serve as directors of the Company following the Effective Time of the Recapitalization. For a discussion of the plans for the Company following the Recapitalization, see 'SPECIAL FACTORS -- Plans for the Company After the Recapitalization.'

SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required to consummate the transactions contemplated by the Recapitalization Agreement and to pay related fees and expenses is estimated to be approximately $85.4 million. Parent will provide Holdings with such funds, which Parent will obtain primarily from a rights offering to its shareholders pursuant to which it will raise approximately A$107 million (the 'Rights Offering'). Parent has obtained a commitment letter from J.B. Were & Son, an investment banking firm headquartered in Australia relating to the Rights Offering, which is expected to be completed at or before the Effective Time. The balance of the funds required for the Recapitalization will be provided by Parent from its existing cash balances or from funds available to Parent from its subsidiaries through the repayment of inter-company advances. See 'SOURCE AND AMOUNT OF FUNDS.'

THE PAR VALUE AMENDMENT


     Stockholders are also being asked at the Special Meeting to approve the Par Value Amendment, pursuant to which the par value of the Company's Class B Preferred Stock (all of which is held by Holdings) will change from $.01 per share to $.10433 per share. There are currently 150,000 shares of Class B Preferred Stock issued and outstanding, which are convertible at the option of Holdings, at any time, into shares of Common Stock at a rate of 10.433 shares of Common Stock for each share of Class B Preferred Stock. The Class B Preferred Stock accrues a dividend of $4.50 per share per annum, or $675,000 per annum in the aggregate. Holdings has determined to convert all of its Class B Preferred Stock into Common Stock prior to the Effective Time of the Recapitalization. Holdings will comply with certain Australian tax law requirements if the aggregate par value of the issued and outstanding shares of the capital stock of the Company immediately prior to the Conversion is identical to the aggregate par value of the issued and outstanding shares of the capital stock of the Company immediately after the Conversion. By effecting the Par Value Amendment to amend the Certificate of Incorporation so as to change the par value of the Class B Preferred Stock from $.01 to $.10433, no change in the aggregate par value of the outstanding capital stock of the Company will result from the Conversion.


     The Board of Directors has determined that the filing of the Par Value Amendment is fair to and in the best interests of the stockholders of the Company, and recommends that the stockholders approve the Par Value Amendment.

MARKET PRICES AND DIVIDENDS

     The Common Stock is traded on the NASDAQ National Market under the ticker symbol 'FAUL.' On June 2, 1997, the last trading day before the public announcement of Parent's proposal to the Company to acquire all of the outstanding shares of Common Stock not already owned by Parent or Holdings, the high and low sales prices of the Common Stock were $11.25, and $10.75,
respectively. On October   , 1997, the last trading day before the printing of
this Proxy Statement, the high and low sales prices of the Common Stock were
$      and $      , respectively. The Transaction Consideration represents a premium of 25.6% to the closing price of the Common Stock of $10.75 on June 2, 1997. The Company has never paid a dividend with respect to its Common Stock. For information relating to market prices of the Common Stock during the current fiscal year and the past two fiscal years, see 'MARKET PRICES AND DIVIDENDS.'

     STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON STOCK.

SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial data of the Company and its subsidiaries for each of the five fiscal years ended June 30, 1993 through 1997. The data as at June 30, 1996 and 1997 and for the fiscal years ended June 30, 1995, 1996 and 1997 have been derived from, should be read in conjunction with, and are qualified in their entirety by, the audited consolidated financial statements of the Company, including the notes thereto, contained in the Company 10-K, which is incorporated herein by reference. See 'AVAILABLE INFORMATION' and 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

                                                                          YEAR ENDED JUNE 30,
                                                    ----------------------------------------------------------------
                                                      1997       1996          1995             1994          1993
                                                    --------    -------    -------------    -------------    -------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

Operating Data:                                                            (RESTATED(A))    (RESTATED(A))
     Net sales...................................   $102,127    $75,784       $64,905          $71,952       $70,508
     Net income (loss)...........................      4,876     (5,001)       (1,618)           3,992         9,160
     Preferred stock dividends...................      2,755      2,307         2,080            2,080         2,080
     Net income (loss), applicable to common
       stock.....................................      2,121     (7,308)       (3,698)           6,061(b)      7,080
     Primary earnings per common share...........
     Net income (loss)...........................   $   0.14    $ (0.49)      $ (0.25)         $  0.41       $  0.57

Balance Sheet Data:                                                        (RESTATED(A))
     Working capital.............................   $ 39,529    $36,296       $27,005          $24,221       $23,150
     Total assets................................    119,763     98,678        85,863           67,267        63,017
     Total stockholders' equity..................     85,465     82,923        72,079           54,860        48,060

------------

 (a) The February 29, 1996 acquisition of three companies, Faulding Pharmaceutical Co. ('FPC'), Faulding Puerto Rico Inc. ('FPR') and Faulding Medical Device Co. ('FMDC'), from Holdings was accounted for as similar to a pooling of interests. Therefore, financial operating data presented for the years ended June 30, 1995 and 1994 and balance sheet data as of June 30, 1995 have been restated as if the acquisitions took place as of July 1, 1993. The data reflect the accounts of Faulding Inc. and these acquired companies.

     Financial operating data presented for the year ended June 30, 1993 and balance sheet data as of June 30, 1994 and 1993 have not been restated as the restated amounts would not differ significantly from the amounts presented.

     As FPR and FPC did not commence operations until April 7, 1995, the restated data for the year ended June 30, 1994 reflect only the operating results of FMDC. The year ended June 30, 1995 reflects the full year's results of FMDC and less than three months' results of FPR and FPC.

 (b) Net income available for Common Stock for the year ended June 30, 1994 included the favorable cumulative effect of a change in accounting for income taxes of $4,149,000.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement and enclosed proxy are being furnished to holders of record of shares of Common Stock, as of the Record Date, in connection with the solicitation of proxies by the Board of Directors of the Company from the holders of shares of Common Stock for use at a Special Meeting of Stockholders of the Company to be held on December 15, 1997. At the Special Meeting, the holders of record of such shares will vote to approve (i) the Recapitalization Transaction, which encompasses the approval, as a single proposal, of the Recapitalization Agreement, a copy of which is attached hereto as Annex A, and the Recapitalization Amendment, a copy of which is attached to the Recapitalization Agreement as Exhibit A, and (ii) the Par Value Amendment, a copy of which is attached to the Recapitalization Agreement as Exhibit B.


DATE, TIME AND PLACE

     The Special Meeting is scheduled to be held at 10:00 a.m., local time, on Monday, December 15, 1997 at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey.

VOTING RIGHTS

     The Board has fixed the close of business on October   , 1997 as the Record
Date. On the Record Date, there were [20,127,188] shares of Common Stock outstanding and entitled to vote held by approximately 400 holders of record. Holders of record of shares of Common Stock are entitled to cast one vote per share, either in person or by proxy, on each matter presented to the stockholders of the Company at the Special Meeting. As of the Record Date, Holdings owned 14,283,820 shares of Common Stock, or approximately 71% of the issued and outstanding shares of Common Stock.


     The Recapitalization Agreement provides that in order for the Recapitalization Transaction to be effected, the Recapitalization Agreement and the Recapitalization Amendment must be approved by the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and (ii) the holders of a majority of the outstanding shares of Common Stock held by the Public Stockholders. In order for the Par Value Amendment to be approved, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required. Holdings has agreed in the Recapitalization Agreement to vote its shares of Common Stock in favor of the proposals to approve the Recapitalization Transaction and the Par Value Amendment. Holdings owns a sufficient number of shares to approve the Par Value Amendment, but not to approve the Recapitalization Transaction without the separate approval of the Public Stockholders. Consequently, votes cast by stockholders other than Holdings will determine whether the Recapitalization Transaction will be approved or disapproved.

NO APPRAISAL RIGHTS

     The Company's Certificate of Incorporation does not provide appraisal rights under Section 262 of the DGCL with respect to the Recapitalization Transaction to stockholders who vote against the Recapitalization Transaction. Accordingly, stockholders voting against the Recapitalization Transaction will not be entitled to such rights.


PROXIES; REVOCATION OF PROXIES

     All shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to the vote at the Special Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions thereon. Where a signed proxy is returned and no instructions are given, proxies will be voted FOR approval of the Recapitalization Transaction and FOR approval of the Par Value Amendment. No matters other than the approval of the Recapitalization Transaction and the Par Value Amendment are presently scheduled at the Special Meeting. A broker who holds shares in street name will not be entitled to vote on the proposals without instructions from the beneficial owner. This inability to vote is referred to as a broker non-vote. Stockholder abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Special Meeting. Because the Recapitalization Agreement provides that the Recapitalization Transaction must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock held by the Public Stockholders, abstentions and broker non-votes will have the same effect as a vote against the proposal. However, because approval of the filing of the Par Value Amendment requires only approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, and because Holdings holds a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will have no effect on the approval of the Par Value Amendment.

     Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company (200 Elmora Avenue, Elizabeth, New Jersey, 07207) either a written notice of revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

     Proxies are being solicited by and on behalf of the Company. The Company will solicit proxies by mail and the directors, officers and employees of the Company may also solicit proxies by telephone, telegram or personal interview. These persons will receive no additional compensation for these services, but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to shareholders in connection with the Special Meeting. Arrangements will be made to furnish copies of the proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of shares of Common Stock. Such persons will be paid reasonable out-of-pocket expenses. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $8,000, plus reimbursement of such firm's accountable expenses.

                                SPECIAL FACTORS

     THE DISCUSSION IN THIS PROXY STATEMENT OF THE RECAPITALIZATION TRANSACTION AND THE PAR VALUE AMENDMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE DESCRIPTION OF THE PRINCIPAL TERMS THEREOF ARE SUBJECT TO AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE RECAPITALIZATION AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT, THE RECAPITALIZATION AMENDMENT, A COPY OF WHICH IS ATTACHED TO THE RECAPITALIZATION AMENDMENT AS EXHIBIT A, AND THE PAR VALUE AMENDMENT, A COPY OF WHICH IS ATTACHED TO THE RECAPITALIZATION AMENDMENT AS EXHIBIT B, EACH OF WHICH IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE RECAPITALIZATION AGREEMENT, THE RECAPITALIZATION AMENDMENT AND THE PAR VALUE AMENDMENT IN THEIR ENTIRETY AND TO CONSIDER THEM CAREFULLY.

THE RECAPITALIZATION

     Pursuant to the Recapitalization Agreement, the Company will effect the Recapitalization which will result in Holdings becoming the sole stockholder of the Company and each other existing holder of Common Stock of the Company becoming entitled to receive, in cash, the Transaction Consideration for each share of Common Stock held by such holder at the Effective Time of the Recapitalization. Accordingly, as a result of the Recapitalization, the Company will become a wholly-owned subsidiary of Holdings, and, indirectly, of Parent.

     The Recapitalization will be effected through the Reverse Stock Split, whereby each 7,924,385 issued and outstanding shares of Common Stock as of the Effective Time of the Recapitalization will be combined into one validly issued New Common Share having a par value equal to the quotient obtained by dividing
(x) the product of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time of the Recapitalization, multiplied by (2) $.01, by (y) the number of New Common Shares to be issued and outstanding immediately following the Effective Time of the Recapitalization. As a result of the Reverse Stock Split, holders of less than 7,924,385 shares of

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
Common Stock will be entitled to receive, in lieu of fractional New Common Shares, the Transaction Consideration multiplied by the number of shares of Common Stock held by such holders at the Effective Time of the Recapitalization. The Recapitalization Amendment will be filed with the Secretary of State of the State of Delaware at the time of the closing of the Recapitalization and will
(i) effectuate the Reverse Stock Split and (ii) reduce the number of authorized shares of common stock of the Company from 35,000,000 to 2.

     Pursuant to the Recapitalization Agreement, each holder of outstanding Stock Options under the Company's stock option plans will receive, in consideration for the cancellation of such Stock Options, whether or not such options vested under the applicable benefit plan, a payment equal to the product of (x) the excess of the Transaction Consideration over the exercise price per share applicable to the holder's Stock Options, multiplied by (y) the number of shares of Common Stock underlying the holder's Stock Options. The payments to such option holders is expected to be made at the Effective Time of the Recapitalization.

BACKGROUND OF THE RECAPITALIZATION

     Through Holdings, Parent has held a majority of the outstanding shares of Common Stock of the Company since 1990. During such period, the Company and Parent, and their affiliates, have engaged in numerous cooperative supply, licensing, manufacturing, distribution and research and development arrangements. Members of management of Parent have also taken an active role on the Board of Directors of the Company, including the Group Managing Director of Parent, Dr. Edward D. Tweddell, who serves as Chairman of the Board of the Company.

     As a regular practice, Parent periodically reviews its investment in the Company. In mid-March 1997, representatives of SBC Warburg Dillon Read Inc. ('SBC Warburg Dillon Read') met with representatives of Parent to discuss various options relating to Parent's interest in the Company. A number of options were preliminarily discussed during the meeting, including, among others, the possibility of Parent acquiring all of the shares of Common Stock not currently held by Holdings.

     On April 22, 1997, Parent retained SBC Warburg Dillon Read to render financial advisory and investment banking advice in connection with Parent's evaluation of a possible acquisition of the Common Stock held by the Public Stockholders and, in the event Parent determined to make an acquisition of the Common Stock held by the Public Stockholders, to assist in conducting negotiations with the Company.

     On June 2, 1997, SBC Warburg Dillon Read submitted a presentation to the management of Parent concerning the possible acquisition of the publicly held shares of Common Stock. SBC Warburg Dillon Read's presentation included a preliminary review of the value of the Common Stock utilizing various valuation methodologies, and was based on information supplied by Parent, without any independent verification thereof. In particular, SBC Warburg Dillon Read reviewed the following: (i) historical and projected operating performance of the Company; (ii) a comparable company analysis; (iii) the Company's historical stock price performance; (iv) comparable minority buy-out transactions and the premiums over the pre-announcement stock price; and (v) a discounted cash flow analysis of the Company. A copy of the written materials provided by SBC Warburg Dillon Read to the management of Parent has been filed with the SEC as an exhibit to the Schedule 13E-3 in connection with the Recapitalization and is available for inspection and copying at the principal place of business of Parent during its regular business hours by any stockholder of the Company or any representative of such stockholder who has been designated in writing.

     At a meeting of the Board of Directors of Parent held on June 2, 1997, management of Parent made a presentation in which management recommended the acquisition by Parent of all of the shares of Common Stock held by the Public Stockholders. As part of the presentation, management reviewed the preliminary valuation analysis prepared by SBC Warburg Dillon Read, and addressed the potential advantages of operating the Company as a wholly-owned subsidiary of Parent, including the elimination or reduction in the regulatory expense and compliance demands resulting from the existence of the publicly-held minority interest in the Company. After discussing management's recommendation, the Board of Directors of Parent authorized management to propose to the Company a transaction in which

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Parent would acquire all of the shares of Common Stock held by the Public
Stockholders at price of $12.00 per share.


     On June 3, 1997, Parent delivered to the Company a proposal to acquire all of the outstanding shares of Common Stock not currently owned by Parent or Holdings at a price of $12.00 per share (the 'Proposal').


     In light of Holdings' equity interest in the Company and the existence of common directors and officers among Parent, Holdings and the Company, Parent suggested that the Company form a special committee of independent directors to consider the Proposal. At a meeting held on June 3, 1997, the Board formed the Special Committee, comprised of Bruce C. Tully and Joseph C. Minio, the Company's two independent directors (i.e., the two directors who are not also officers, directors or employees of Parent, Holdings, or their respective affiliates, or employees or officers of the Company), to consider the Proposal and its fairness to the Public Stockholders and to make a recommendation on the transaction to the full Board of Directors. On June 3, 1997, the Company issued a press release announcing the receipt of the Proposal and the formation by the Board of the Special Committee.


     Between June 3 and 6, 1997, four purported class-action lawsuits were filed in the Delaware Court of Chancery (the 'Chancery Court'), under the captions Aimee Dechter v. Edward D. Tweddell, Richard F. Moldin, Bruce C. Tully, William
R. Griffith, Faulding Inc., F.H. Faulding & Co Limited and Faulding Holdings Inc., Civil Action No. 15722-NC (6/15/97); Michael J. Golde I/R/A, et al. v. Faulding Inc., Edward D. Tweddell, Alan G. McGregor, Richard F. Moldin, David Beretta and Bruce C. Tully, Civil Action No. 15728-NC (6/6/97); Harbor Finance Partners et al. v. Edward D. Tweddell, Alan G. McGregor, Richard F. Moldin, Joseph C. Minio, Bruce C. Tully, William R. Griffith, F.H. Faulding & Company Limited [sic] and Faulding Inc. Civil Action No. 15724-NC (6/4/97); and Charles Zimmerman et al. v. Richard f. Moldin, Edward D. Tweddell, Alan G. McGregor, Joseph C. Minio, Bruce R. Tully, F.H. Faulding & Co Limited, William R. Griffith, Faulding Holdings Inc. and Faulding Inc. Civil Action No. 15723-NC (6/3/97) (the 'Actions'). The Actions challenged certain acts allegedly taken or not taken by the Company and the members of the Board of Directors in connection with the proposed transaction and the price originally proposed to be paid by Parent for the Common Stock, and alleged that Parent, Holdings and the Board breached their fiduciary obligations to the Company's stockholders. Shortly after the Actions were commenced, the Company was informed that the lawsuits might be consolidated and that the plaintiffs had agreed to postpone the prosecution of the Actions pending the determination of the Special Committee. The Actions sought to enjoin the consummation of the transaction, as well as damages and an award of attorneys fees.


     On or about June 16, 1997, the Special Committee retained White & Case as its legal counsel to render advice to the Special Committee on, among other matters, the Special Committee's review of the Proposal. At the request of the Special Committee, an agreement relating to indemnification and certain fees and expenses was entered into with each member thereof.

     On June 17, 1997 the Special Committee met with Dr. Tweddell to discuss Parent's purpose in making the Proposal at that time, the information to be made available to the Special Committee and its advisors, and other matters related to the Proposal. Dr. Tweddell explained the reasons behind Parent's Proposal, which are set forth herein under the heading 'SPECIAL FACTORS -- Purpose and Structure of the Recapitalization'. He stated that Parent had felt that it had not benefitted from having a minority listing for the Company in the United States. Dr. Tweddell emphasized that Parent was under no obligation to complete the transaction and that the Proposal was the result of an ongoing examination of Parent's worldwide business. The Special Committee asked whether Parent would consider using its shares as consideration for the acquisition of the shares held by the Public Stockholders. Dr. Tweddell stated that Parent was not willing to do so. Additionally, the Special Committee inquired as to whether Parent would consider an alternative transaction in which the Company was sold to a third party. Dr. Tweddell stated that Parent would not consider such a transaction. Dr. Tweddell indicated that any information required by the Special Committee from the Company would be made available to it.

     The Special Committee then requested five nationally recognized investment banking firms to make proposals to serve as financial advisor to the Special Committee. After a review and discussion of the proposals, the

Special Committee met on June 27, 1997 and selected Oppenheimer to serve as its financial advisor for the purpose of advising the Special Committee and assisting the Special Committee in negotiations with Parent with respect to the Proposal. Prior to its retention by the Special Committee, Oppenheimer had not rendered financial advisory or underwriting services to Parent, Holdings, the Company or any of their affiliates. On June 30, 1997, the Special Committee instructed Oppenheimer to commence its investigation and analysis of the value of the Common Stock.

     On July 1, 1997, Company management presented its 1998 budget (including a five year forecast and supporting financial data) to the Special Committee and Oppenheimer.

     During July 1997, Oppenheimer reviewed and discussed with senior executives of the Company publicly available financial statements of the Company as well as internal financial projections and operating data concerning the Company prepared by the management of the Company. Oppenheimer also reviewed and discussed certain issues regarding the assets and liabilities of the Company with the Company's auditors, Deloitte & Touche. Among the matters discussed at a meeting on July 25 among Company Management, the Special Committee, Oppenheimer and SBC Warburg Dillon Read were: greater than expected contributions of recently launched products reflected in the Company's financial statements for the fiscal year ended June 30, 1997; an expected delay in the launch of three pending generic products, the accelerated launch of one product; and decreases in profit contribution from certain products due to increased market competition or poorer than anticipated demand reflected in the forecasted results. The projections for the Company's fiscal years ended June 30, 1998, 1999 and 2000 utilized by Oppenheimer in its analysis as a result of the foregoing and contained in its presentation to the Special Committee forecasted
(i) net sales of $144.5 million, $158.6 million and $197.6 million, respectively, (ii) income from operations of $16.1 million, $19.1 million and $35.5 million, respectively; and (iii) net income available for Common Stock of $10.0 million, $11.9 million and $22.3 million, respectively.

     On July 28, 1997, Oppenheimer met with the Special Committee and its counsel to discuss Oppenheimer's preliminary views as to the consideration offered in the Proposal. At the meeting, Oppenheimer reviewed various valuation methodologies it was employing to assess the value of the Common Stock, including: (i) the reported prices and trading activity of the Common Stock;
(ii) a comparison of the financial performance of the Company and the prices of the Common Stock with that of certain other comparable publicly traded generic drug companies; (iii) the financial terms of acquisition of comparable minority interest transactions; (iv) the financial terms of comparable acquisition transactions of selected generic drug companies; and (v) the discounted net present value of the future projected cash flows of the Company. Oppenheimer also reviewed with the Special Committee its preliminary views of the effects of the Company's recent acquisitions on the valuation of the Common Stock. Oppenheimer advised the Special Committee that, in its preliminary view, Parent's original $12.00 per share offer was within the preliminary range of fairness which Oppenheimer estimated to be $10.00 to $16.00 per share. The Special Committee instructed Oppenheimer to continue to refine its analysis and report the following day.

     On July 29, 1997, Oppenheimer met with the Special Committee and its counsel by conference telephone call to continue the discussion of Oppenheimer's preliminary evaluation of the original offer of $12.00 per share in cash for the Common Stock. At the conclusion of the meeting, the Special Committee asked Oppenheimer to meet with SBC Warburg Dillon Read to understand better Parent's and SBC Warburg Dillon Read's valuation of the Common Stock. The Special Committee informed Oppenheimer that it was not then prepared to approve a transaction at $12.00 per share. The Special Committee discussed with its counsel and Oppenheimer possible strategies for pursuing an increase in the consideration offered in the Proposal.


     Also on July 29, 1997, Parent's counsel, Skadden, Arps, Slate, Meagher & Flom (International), sent a draft merger agreement to counsel to the Special Committee for review and comment. The merger agreement called for the Company to be merged with a newly organized, wholly-owned subsidiary of Holdings. Thereafter, the Special Committee instructed its counsel to engage in discussions with Parent's counsel regarding the terms of the merger agreement. Such discussions continued through the execution of the Recapitalization Agreement.

     On July 30, 1997, SBC Warburg Dillon Read met with Oppenheimer to discuss the original offer of $12.00 per share in cash contained in the Proposal. SBC Warburg Dillon Read summarized the various valuation methodologies it had employed to assess the value of the Common Stock and the issues that Parent considered in arriving at its Proposal. In particular, SBC Warburg Dillon Read reviewed the following: (i) historical and projected operating performance of the Company; (ii) a comparable company analysis; (iii) the Company's historical stock price performance; (iv) comparable minority buy-out transactions and the premiums over the pre-announcement stock price; and (v) a discounted cash flow analysis.

     On July 31, 1997, Oppenheimer met with the Special Committee by conference telephone call to report on its meeting with SBC Warburg Dillon Read. Oppenheimer described in detail the differences and similarities in valuation models used by the two investment banking firms. The Special Committee discussed with Oppenheimer additional issues to be examined in connection with its evaluation of the original Proposal.

     On August 5, 1997, Oppenheimer met with the Special Committee and the Special Committee's counsel to continue the evaluation of the original Proposal. At the conclusion of this meeting, the Special Committee authorized Oppenheimer to meet with SBC Warburg Dillon Read and make a counter offer of $15.00 per share in cash. The Special Committee further authorized Oppenheimer to instruct SBC Warburg Dillon Read that the Special Committee would require any transaction to be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock owned by the Public Stockholders.

     Later on August 5, 1997, Oppenheimer met with SBC Warburg Dillon Read. Oppenheimer summarized the various valuation methodologies that it was employing to assess the value of the Common Stock and the issues that the Special Committee considered in arriving at its counter offer. Oppenheimer stressed the acquisition premiums paid above market prices in the recent acquisitions of comparable generic pharmaceutical companies and in comparable minority interest purchases by controlling parties. Oppenheimer also emphasized the Company's recent success in obtaining FDA approvals of its newly introduced generic drugs and the Company's success in meeting prior budgeted results in its overall solid oral generic business so as to substantiate the validity of the Company's forecasts and the discounted cash flow analysis by Oppenheimer based upon such forecasts. Oppenheimer then informed SBC Warburg Dillon Read that the Special Committee felt that the original Proposal's offer of $12.00 per share was inadequate, and that the Special Committee made a counter offer of $15.00 per share. Oppenheimer also advised SBC Warburg Dillon Read of the Special Committee's additional requirement that any transaction be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock owned by the Public Stockholders.

     On August 11, 1997, SBC Warburg Dillon Read met with Oppenheimer to discuss the counter offer of $15.00 per share. SBC Warburg Dillon Read discussed the valuation methodologies used in arriving at the Proposal's original offer of $12.00 per share and reiterated to Oppenheimer that Parent believed that such original offer was fair. SBC Warburg Dillon Read informed Oppenheimer that Parent had rejected the Special Committee's $15.00 per share counter offer, but would be willing to increase its offer to $12.625 per share in cash if the Special Committee would approve such a transaction.

     Subsequent to the August 11 meeting, SBC Warburg Dillon Read and Oppenheimer had several telephone conversations in which SBC Warburg Dillon Read responded to Oppenheimer's valuation analysis and methodologies. SBC Warburg Dillon Read suggested the comparable company analysis conducted by Oppenheimer did not include some companies that had characteristics it felt were applicable to the Company. In addition, SBC Warburg Dillon Read and Oppenheimer discussed the other valuation methodologies being used by Oppenheimer, in particular the assumptions used by Oppenheimer in performing a discounted cash flow analysis, in order to better understand the position of the Special Committee. On August 19, 1997, the Special Committee authorized Oppenheimer to make a counter offer of $14.50 per share of Common Stock, and to require that the transaction be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock owned by the Public Stockholders.

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

     Oppenheimer and SBC Warburg Dillon Read continued to have discussions during the next few days centered primarily on valuation methodologies. Oppenheimer's representatives and SBC Warburg Dillon Read's representatives, respectively, relayed the nature of these ongoing discussions to the Special Committee and to the management of Parent, respectively. On August 22, 1997, SBC Warburg Dillon Read informed Oppenheimer that Parent had rejected the Special Committee's $14.50 counter-offer and they indicated that Parent would be willing to increase its offer to $13.00 per share in cash. Representatives of Oppenheimer and SBC Warburg Dillon Read then reported to the Special Committee and Parent, respectively, that they were unable to narrow further their positions over the appropriate price for a transaction. Thereafter, the Special Committee and Management of Parent determined that they would meet directly to discuss their positions.

     On August 28, 1997, Edward D. Tweddell, Group Managing Director of Parent, met with the Special Committee in New York to review each party's respective views of valuation and the valuation methodologies employed by Oppenheimer and SBC Warburg Dillon Read. The Special Committee suggested that the parties explore the feasibility of a price of $13.75 per share. The meeting concluded without an agreement by the parties as to the per share price. At the conclusion of the meeting, the Special Committee informed Dr. Tweddell that it would not approve a transaction at a consideration of less than $13.50 per share and that any such transaction must provide that it was subject to the separate approval of Public Stockholders. Dr. Tweddell indicated that Parent might be prepared to increase its offer from $13.00 per share if the Special Committee were to approve the transaction as then proposed and if the Actions were favorably resolved. No agreement was reached on the terms of the transaction.


     The Special Committee and Parent and their respective advisors continued to consider the proposed transaction and each party's respective views of valuation following the August 28 meeting. In addition, discussions ensued between and among the respective counsel for the plaintiffs in the Actions, the Special Committee and Parent in relation to, among other things, the consideration to be received by the Public Stockholders in connection with the Recapitalization and the requirement that the Recapitalization be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock held by the Public Stockholders.


     On August 29, 1997, Parent's counsel sent a revised draft of an acquisition agreement to the Special Committee's counsel for review and comment. The revised agreement contemplated that the transaction be restructured as a recapitalization, pursuant to which the Company's Certificate of Incorporation would be amended in order to effectuate a reverse stock split, as a merger may not have complied with certain requirements under Australian tax law. Parent also considered a tender offer (which it rejected because there could be no assurance that a tender offer would result in Parent's acquiring all of the shares of Common Stock held by the Public Stockholders) and a transaction in which the consideration would be securities of Parent (which it rejected because it believed that the Public Stockholders might find any securities which were traded on a foreign exchange difficult to evaluate, and accordingly, unattractive).


     In mid-September 1997, Parent's counsel advised counsel to the Special Committee that, in accordance with the provisions of the Certificate of Designation of the Class B Preferred Stock, Holdings desired to convert its Class B Preferred Stock into Common Stock prior to the effective time of the proposed recapitalization, and that Holdings would comply with Australian tax law requirements if the Company's Certificate of Incorporation were amended prior to such conversion to change the par value of the Class B Preferred Stock so that the aggregate par value of the issued and outstanding shares of capital stock of the Company (including the Common Stock and the Class B Preferred Stock) immediately prior to such conversion would be equal to the aggregate par value of the issued and outstanding shares of the Company's capital stock immediately following such conversion. Accordingly, Parent proposed the Par Value Amendment.


     On September 23, 1997, Parent informed the Special Committee that provided that the Actions were to be favorably resolved, it would be willing to increase its offer to $13.50 in cash on the terms set forth in the proposed Recapitalization Agreement. Parent requested that the Special Committee, if it was willing to accept such an offer, approve such offer and recommend such offer to the Board of Directors of the Company and that the Board of Directors approve such offer and recommend its acceptance by the stockholders of the Company. The Special Committee thereafter considered the

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

foregoing negotiations with counsel to the plaintiffs in the Actions continued in an attempt to resolve the Actions.

     On September 28, 1997, the Special Committee met by conference telephone to evaluate the final terms of the Recapitalization and to take action with respect thereto. After a presentation to the Special Committee by its counsel reviewing the legal standards applicable to making a determination that the Recapitalization Transaction, including the Reverse Stock Split, the Recapitalization Amendment and the Recapitalization Agreement, is fair to the Public Stockholders and recommending that the Board of Directors of the Company (i) approve and adopt the Recapitalization Agreement and the Recapitalization Amendment and (ii) recommend that the stockholders vote their shares of Common Stock to approve and adopt the Recapitalization Agreement and the Recapitalization Amendment. Oppenheimer reviewed in detail its presentation to the Special Committee which is described elsewhere in this proxy statement under the caption 'SPECIAL FACTORS -- Financial Advisor; Fairness Opinion.'


     At the meeting, the Special Committee was advised by Oppenheimer that, in Oppenheimer's opinion, the Transaction Consideration to be received by the Public Stockholders in connection with the Recapitalization was fair, from a financial point of view, to such holders and Oppenheimer delivered to the Special Committee its written opinion, dated September 28, 1997, stating that as of such date and based upon the factors and assumptions set forth in such opinion, the consideration to be received by the Public Stockholders was fair, from a financial point of view, to such Public Stockholders. See 'SPECIAL FACTORS -- Financial Advisor; Fairness Opinion'. After further discussions and deliberation the Special Committee resolved that the Recapitalization Transaction is fair to and in the best interests of the Public Stockholders and to recommend that the Board of Directors of the Company (i) approve and adopt the Recapitalization Agreement and the Recapitalization Amendment and (ii) recommend that the Public Stockholders vote their shares of Common Stock to approve and adopt the Recapitalization Agreement and the Recapitalization Amendment.


     On September 28, 1997, the Board of Directors met to consider the Recapitalization Transaction, including the Reverse Stock Split, the Recapitalization Amendment and the Recapitalization Agreement, and the Par Value Amendment. At such meeting, Oppenheimer delivered the Oppenheimer Opinion to the Board. See 'SPECIAL FACTORS -- Financial Advisor; Fairness Opinion'. The Board of Directors (i) determined by the affirmative vote of all members present that each of the Recapitalization Transaction, including the Recapitalization Agreement, Reverse Stock Split and the Recapitalization Amendment, and the Par Value Amendment are fair to and in the best interests of the Public Stockholders, and (ii) adopted a resolution setting forth the terms thereof and approving, adopting and declaring the advisability of, and recommending the approval by the holders of the Common Stock of, the Recapitalization Transaction and the Par Value Amendment, and the transactions contemplated thereby. Due to scheduling conflicts, Alan G. McGregor was not in attendance at the Board meeting. He had, however, advised Dr. Tweddell on September 28 that he approved and declared advisable the proposed terms of the Recapitalization Transaction and the Par Value Amendment, and the transactions contemplated by the Recapitalization Transaction and the Par Value Amendment. Dr. Tweddell reported to the Board that Mr. McGregor asked that the Board be informed of Mr. McGregor's support for such proposals.

     On September 28, 1997, the parties to all of the Actions executed a Memorandum of Understanding setting forth the terms of their agreement in principle to settle the Actions. Subject to final Court approval, the Memorandum of Understanding provides for the dismissal of the Actions with prejudice and the release of any known or unknown claims, state or federal, that have been or could have been brought in any court by any member of the proposed class against the defendants in the Actions and their predecessors, successors, parents, subsidiaries, affiliates, agents or other persons relating to the transaction or any matters that were or could have been asserted in the Actions arising out of the subject matter thereof. The Memorandum of Understanding acknowledges that Parent took into account the desirability of addressing the claims asserted in the Actions in agreeing to the enhanced terms for Public Stockholders set forth in the Recapitalization Agreement. The Memorandum of Understanding also provides that settling plaintiffs may seek up to $695,000 in attorney's fees and expenses. The Memorandum of Understanding contemplates discovery to be conducted by the plaintiffs to confirm the fairness and reasonableness of the settlement, and the drafting and execution of a Stipulation of Settlement by the parties, which is expected to be presented to Chancery
Court at a hearing to be conducted on [                   ] to consider
approval of the settlement.

     Thereafter, representatives of Parent, Holdings and the Company executed the Recapitalization Agreement.

     On September 29, the Company and Parent issued a joint press release announcing that, based on the recommendation of the Special Committee, the Board of Directors of the Company had approved the Recapitalization based on Parent's revised offer of $13.50 per share.

DETERMINATIONS OF THE SPECIAL COMMITTEE; FAIRNESS OF THE RECAPITALIZATION

     In determining that the Recapitalization Transaction is fair to and in the best interests of the Public Stockholders and in recommending to the Board of Directors of the Company that it (i) approve and adopt the Recapitalization Agreement and the Recapitalization Amendment, and (ii) recommend that the Public Stockholders vote their shares of Common Stock to approve and adopt the Recapitalization Agreement and the Recapitalization Amendment, the Special Committee considered the following factors, each of which, in the Special Committee's view, supported its determination to recommend the Recapitalization Agreement and the Recapitalization Amendment:


          (i) information with respect to the financial condition, results of operations, business and prospects of the Company, as well as the risks involved in achieving those prospects, and current industry, economic and market conditions;

          (ii) the opinion of Oppenheimer, delivered in writing to the Special Committee on September 28, 1997, as to the fairness of the Transaction Consideration to the Public Stockholders from a financial point of view, and the analyses presented to the Special Committee by Oppenheimer in support of its opinion (see ' -- Financial Advisor; Fairness Opinion');

          (iii) the Company's financial information and historical financial performance, as well as the informed judgment of the Special Committee, after consideration of the financial analyses presented to the Special Committee by Oppenheimer, in assessing whether or not the Recapitalization was fair to the Public Stockholders;


          (iv) the condition to the consummation of the Recapitalization (which is not otherwise required by the DGCL or the Company's Certificate of Incorporation or By-laws) that the Recapitalization Transaction be approved separately by the affirmative vote of the majority of the shares of Common Stock held by the Public Stockholders;


          (v) the limited number of conditions to the obligations of Parent and the fact that the Recapitalization Transaction is not subject to or conditioned upon the fulfillment of any financing condition;

          (vi) the history of the negotiations with respect to the Recapitalization that, among other things, led to the belief of the Special Committee that $13.50 per share of Common Stock was the best price that could be obtained from Parent and that the Public Stockholders should be given the opportunity to determine whether or not they wished to sell their Common Stock at that price;

          (vii) the Transaction Consideration represents a premium of approximately 25.6% over the closing price of $10.75 per share of Common Stock on June 2, 1997 (the date preceding the day of the public announcement of Parent's Proposal to the Company), a premium of approximately 26.8% over the reported average closing price of $10.65 per shares during the 1-week period ending June 2, 1997, and a premium of approximately 42.8% over the reported average closing price of $9.45 per share of Common Stock during the 12-week period ending on June 2, 1997; and


          (viii) the confirmation of Parent and Holdings to the Special Committee that they have no current intention to sell control or cause the sale of, the Company or all or substantially all of its assets (as a result of which the Special Committee did not, and did not instruct Oppenheimer to, solicit third party bids for the Company).

     In light of the number and variety of factors the Special Committee considered in connection with its evaluation of the Recapitalization, the Special Committee did not find it practicable to assign relative weights to the foregoing factors.

     The Special Committee consulted with Oppenheimer during the course of its work with respect to the financial analyses performed by Oppenheimer. The Special Committee believes that Oppenheimer's analysis was reasonable.

     The Special Committee believes that the Recapitalization is procedurally fair because: (i) the Special Committee is composed of directors who are not also directors, officers or employees of Parent, Holdings or their affiliates, who were appointed to represent the interests of, and to negotiate on an arm's length basis with Parent on behalf of the Public Stockholders; (ii) the Special Committee retained and was advised by independent legal counsel; (iii) the Special Committee retained Oppenheimer as independent financial advisor to assist it in evaluating the proposed Recapitalization Transaction; (iv) the Recapitalization Transaction will be contingent upon the separate approval of the Public Stockholders; and (v) the consummation of the Recapitalization Transaction will not be predicated on the fulfillment of any financing condition. In addition, the Special Committee believes that the Recapitalization is procedurally fair because the Transaction Consideration and the other terms and conditions of the Recapitalization are the result of active arm's length bargaining between the Special Committee and Parent.

FINANCIAL ADVISOR; FAIRNESS OPINION


     On June 30, 1997, Oppenheimer was retained as financial advisor to the Special Committee in connection with the proposed acquisition by Parent of all of the outstanding shares of Common Stock not currently owned by Parent or its affiliates. As part of its role as financial advisor to the Special Committee, Oppenheimer rendered a written opinion to the Special Committee and to the Board of Directors on September 28, 1997 that the consideration to be received by the holders of the Common Stock (other than Parent or its affiliates) pursuant to the Recapitalization Agreement was fair, from a financial point of view, to such holders, subject to the assumptions, factors, limitations and other matters set forth therein (the 'Oppenheimer Opinion'). At the request of the Special Committee Oppenheimer updated its fairness opinion as of
                              . As updated, the Oppenheimer fairness opinion is
referred to herein as the 'Oppenheimer Opinion.'

     THE FULL TEXT OF THE OPPENHEIMER OPINION IS ATTACHED HERETO AS ANNEX B. HOLDERS OF COMMON STOCK ARE URGED TO READ THE OPPENHEIMER OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, THE MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW MADE BY OPPENHEIMER. THE FOLLOWING DISCUSSION OF THE OPPENHEIMER OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ANNEX B. THE OPPENHEIMER OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED PURSUANT TO THE RECAPITALIZATION AGREEMENT, FROM A FINANCIAL POINT OF VIEW, TO THE PUBLIC STOCKHOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY DIRECTOR OR ANY HOLDER OF COMMON STOCK AS TO HOW TO VOTE ON THE RECAPITALIZATION TRANSACTION.

     A copy of the Oppenheimer financial analysis discussed below has been filed as an exhibit to the Schedule 13E-3 filed with the SEC with respect to the Recapitalization, may be inspected and copied, and obtained by mail, from the SEC as set forth in 'Available Information' and will be made available for inspection and copying at the principal executive offices of the Company at 200 Elmora Avenue, Elizabeth, New Jersey 07207 during regular business hours by any interested stockholder of the Company or his or her representative who has been so designated in writing.

     The Recapitalization Agreement was determined by arm's length negotiations between the Special Committee and Parent, during which negotiations representatives of Oppenheimer advised the Special Committee. No limitations were imposed by the Company, the Board of Directors or the Special Committee upon Oppenheimer with respect to the investigations made or procedures followed in its role as financial advisor to the Special Committee, except that in light of Parent's determination, as expressed to the Special Committee, that Parent had no current intention to sell the Company to a third party, Oppenheimer was not authorized to, and did not, solicit any indications of potential interest from any third party to acquire all or any part of the Company, its assets or its capital stock.

     In connection with the Oppenheimer Opinion, Oppenheimer, among other things, (i) reviewed certain publicly available financial statements and other information of the Company; (ii) reviewed certain internal financial statements including projections and other financial and operating data concerning the Company prepared by the management of the Company; (iii) discussed past and current operations and the financial condition and prospects of the Company with senior executives of the Company; (iv) reviewed and discussed with the Company's auditors, Deloitte & Touche LLP, certain issues regarding the assets and liabilities of the Company; (v) reviewed the Recapitalization Agreement; (vi) reviewed the reported prices and trading activity for the Common Stock; (vii) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other publicly traded companies and their securities that Oppenheimer deemed comparable; (viii) reviewed the financial terms, to the extent publicly available, of acquisition of minority interest transactions that Oppenheimer deemed comparable; (ix) reviewed the financial terms, to the extent publicly available, of acquisition transactions of generic drug companies that Oppenheimer deemed comparable; and
(x) performed discounted cash flow and other such analyses, reviewed such other information, and considered such other factors as Oppenheimer deemed appropriate.

     In rendering the Oppenheimer Opinion, Oppenheimer relied upon and assumed the accuracy and completeness of all the financial and other information reviewed by it for purposes of its opinion, without any independent verification of such information. Without limiting the foregoing, Oppenheimer assumed, that the financial forecasts prepared by the management of the Company and other information as provided or otherwise discussed had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company. Oppenheimer did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or any of its subsidiaries, and was not furnished with any such evaluation or appraisal, nor did Oppenheimer make a physical inspection of any properties or assets of the Company. The Oppenheimer Opinion is based on economic, market and other conditions as in effect on, and the information made available to Oppenheimer as of, the date of its opinion, and Oppenheimer was not requested, nor has undertaken any responsibility, to update the Oppenheimer Opinion to reflect future developments. Oppenheimer further assumed, that (i) the representations and warranties contained in the Recapitalization Agreement are true and correct in all material respects and (ii) the Recapitalization will be consummated in accordance with the terms described in the Recapitalization Agreement, without any amendment thereto, and without waiver by the Company of any of the conditions to its obligation to close thereunder. The Oppenheimer Opinion does not address the likely tax consequences of the Recapitalization to any holders of shares of Common Stock.

     The following is a summary of the material financial analyses performed by Oppenheimer in connection with its opinion dated September 28, 1997, attached hereto as Annex B.

     Comparable Publicly Traded Company Analysis. Oppenheimer compared certain historical and estimated earnings and operating and financial data, and ratios and multiples of income statement and operating cash flow parameters of the Company to certain other publicly traded generic drug companies that Oppenheimer deemed to have operations similar to the Company. The publicly traded companies selected by Oppenheimer for purposes of this analysis were: Alpharma Inc.; Barr Laboratories, Inc.; Ivax Corporation; Mylan Laboratories Inc.; Taro Pharmaceutical Industries Ltd.; Teva Pharmaceutical Industries Ltd.; and Watson Pharmaceuticals, Inc. (collectively, the 'Faulding Inc. Comparable Companies'). Although Oppenheimer used the Faulding Inc. Comparable Companies for comparative purposes, none of such companies is directly comparable to Faulding Inc. Oppenheimer reviewed the enterprise value (defined as the sum of the face value of a company's debt plus the market value of its equity securities ('market capitalization') less cash and cash equivalents), for the Faulding Inc. Comparable Companies as a multiple of the latest twelve-months' ('LTM') revenues, LTM earnings before interest, taxes, depreciation and amortization ('EBITDA'), and LTM earnings before interest and taxes ('EBIT'). Such analysis indicated enterprise value as a multiple of LTM revenues that ranged from 1.4x to 8.2x, with a median of 3.3x, compared to 2.9x implied for the Company based upon a

$13.50 per share price for the Common Stock (the 'Implied Enterprise Value'); enterprise value as a multiple of LTM EBITDA that ranged from 9.4x to 25.1x, with a median of 16.5x, compared to 23.2x for the Implied Enterprise Value; and enterprise value as a multiple of LTM EBIT that ranged from 16.1x to 30.2x, with a median of 21.0x, compared to a 33.0x for the Implied Enterprise Value. Oppenheimer also reviewed the market capitalization for the Faulding Inc. Comparable Companies as a multiple of LTM earnings per share, projected 1997 earnings per share and projected 1998 earnings per share. Such analysis indicated market capitalization as a multiple of LTM earnings per share that ranged from 23.4x to 45.3x, with a median of 35.1x, compared to 51.6x implied for the Company at a market capitalization based upon a $13.50 per share price for the Common Stock (the 'Implied Market Capitalization'); market capitalization as a multiple of projected 1997 earnings per share that ranged from 23.9x to 34.4x, with a median of 29.7x, compared to 37.5x for the Implied Market Capitalization; and market capitalization as a multiple of projected 1998 earnings per share that ranged from 13.5x to 22.4x, with a median of 20.6x, compared to 27.0x for the Implied Market Capitalization. All projected earnings per share for the Faulding Inc. Comparable Companies were obtained from First Call Corporation (a division of Thomson Financial Services), a third-party service which summarizes the published estimates made by research analysts employed by investment banking firms, including analysts employed by Oppenheimer; projected earnings per share estimates for the Company were based upon the Company's management estimates.

     Oppenheimer noted that the price per share for the Company contemplated by the Recapitalization was within this range of values. Oppenheimer drew no specific conclusion from this analysis but subjectively factored its observations from this analysis into its qualitative assessment of the relevant facts and circumstances.

     Comparable M&A Transaction Analysis. Oppenheimer reviewed the implied valuation multiples of three transactions completed since January 1996 involving companies in the generic drug industry. These generic drug transactions consisted of the acquisitions by Watson Pharmaceutical, Inc. of Royce Laboratories and Oclassen Pharmaceuticals, Inc., and the acquisition by Teva Pharmaceutical Industries of Biocraft Laboratories, Inc. No company or transaction used in the analysis described above was directly comparable to the Company or the Recapitalization. Among other factors, Oppenheimer considered that the generic drug industry strategic transaction environment varies over time because of macroeconomic factors that include, but are not limited to, interest rate and equity market fluctuations and microeconomic factors that include, but are not limited to, industry results and growth expectations. Accordingly, the analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies that could affect public trading values.

     To the extent that information was publicly available for these transactions, Oppenheimer reviewed the aggregate transaction values (defined as the sum of the total price paid for all equity securities of a company (the 'transaction value') plus the face value of a company's debt less cash and cash equivalents) to LTM revenues and LTM EBITDA and the transaction value to LTM earnings per share and projected earnings per share for one and two years after the acquisition date and LTM tangible book value. Such analysis indicated aggregate transaction value as a multiple of LTM revenues that ranged from 2.5x to 4.5x, with a median of 3.9x, compared to 2.9x implied for the Company at an aggregate transaction value based upon a $13.50 per share price for the Common Stock (the 'Implied Aggregate Transaction Value'); and aggregate transaction value as a multiple of LTM EBITDA of 78.2x (based solely on the acquisition of Royce Laboratories by Watson Pharmaceuticals Inc.), compared to 23.2x for the Implied Aggregate Transaction Value. Such analysis also indicated transaction value as a multiple of LTM earnings per share of 73.1x (based solely on the acquisition of Oclassen Pharmaceuticals Inc. by Watson Pharmaceuticals Inc.), compared to 51.6x implied for the Company at a transaction value based upon a $13.50 per share price for the Common Stock (the 'Implied Transaction Value'); transaction value as a multiple of projected earnings per share one year after the acquisition indicated a value of 78.2x (based solely as the acquisition of Royce Laboratories by Watson Pharmaceuticals Inc.) compared to 37.5x for the Implied Transaction Value; transaction value as a multiple of projected earnings per share two years after the acquisition indicated a range of 25.0x and 44.4x with a median value of 34.7x compared to 27.0x for the Implied Transaction Value and transaction value as a multiple of LTM tangible book value that ranged from 3.3x to 6.1x, with a median of 6.0x, compared to 3.4x for the Implied Transaction Value.

     Oppenheimer noted that the price per share for the Company contemplated by the Recapitalization was within or below the range of values. Oppenheimer also noted its belief that the multiples paid in these completed transactions should be considered in light of negative pressure in valuations of mid-to smaller-sized multisource generic drug companies, as evidenced by the pending purchase of the Rugby Group Inc. unit of Hoechst Marion Roussel by Watson Pharmaceuticals Inc.




     Oppenheimer also reviewed the premiums represented by the transaction value in comparison to the average of the equity market capitalization of the companies subject to such acquisitions for the one day, one week and four week periods ending the day prior to announcement of the transaction. Such analysis indicated a premium that ranged from 1.0% to 53.0%, with a median of 27.0% for the one day prior to announcement, as compared to 25.6% for the Recapitalization; a premium that ranged from 19.9% to 55.1%, with a median of 37.5% for the one week prior to announcement, as compared to 22.7% for the Recapitalization; and a premium that ranged from 32.7% to 47.8%, with a median of 40.3% for the four weeks prior to announcement, as compared to 45.9% for the Recapitalization. Oppenheimer noted that the premiums contemplated by the Recapitalization were within the range of premiums in the transactions deemed comparable.


     Oppenheimer drew no specific conclusion from this analysis but subjectively factored its observations from this analysis into its qualitative assessment of the relevant facts and circumstances.


     Discounted Cash Flow Analysis. Oppenheimer performed a discounted cash flow analysis ('DCF') of the Company on a stand-alone basis. In conducting its analysis, Oppenheimer relied on certain assumptions, financial forecasts and other information provided by the Company's management; specifically, Oppenheimer relied upon the internal forecast of future results of operations developed by the Company's management for the fiscal years ending June 30, 1998 through June 30, 2002. Oppenheimer selected a range of terminal exit multiples of 8.0x to 16.0x EBIT and a range of discount rates of 15% to 20% based upon its subjective judgments about, among other things, the capital markets, the Company's prospects and the generic drug industry in general. The terminal exit multiple represents an estimate of the value of the Company's future projected cash flows following the end of the three and five year periods used in this analysis. Based on management's three year projections for the fiscal years ending June 30, 1998 through June 30, 2000, the analysis implied an equity value range of $8.33 to $17.92 per share of Common Stock. Based on management's five year projections for the fiscal years ending June 30, 1998 through June 30, 2002, the analysis implied an equity value range of $14.32 to $32.36 per share of Common Stock. Oppenheimer noted that the price contemplated by the Recapitalization was within the range of the three year values but below the range of the five year values. Oppenheimer also noted its belief that the DCF for the three years was a better indication of value than the DCF for the five years in light of the highly uncertain nature of the launch success, competitive environment and profitability of the generic drug industry and the fact that the Company has not yet commenced significant development work on several of the generic products that are expected in the management forecasts to contribute to cash flows in the fourth and fifth years of such forecasts.


     Oppenheimer drew no specific conclusion from this analysis but subjectively factored its observations from this analysis into its qualitative assessment of the relevant facts and circumstances.

     Premiums Paid on Comparable Minority Interest Transactions Analysis. Oppenheimer also reviewed the premiums paid in transactions completed since March 1995 in which owners of a majority interest acquired the remaining publicly owned shares to achieve complete ownership. Such analysis indicated that the prices paid for the equity in the 27 minority acquisition transactions relative to the market price of the equity at the market closing price one day, one week and four weeks prior to the announcement date of such transactions, yielded premiums (discounts) that ranged from (2.6%) to 77.8%, with a median of 19.2%, 24.4% and 25.0% for the one day, one week and four week periods, respectively. Oppenheimer noted that the price contemplated by the Recapitalization yields premiums over the market value of the Company's Common Stock for the periods comprised of one day, one week and four weeks prior to the announcement date of June 3, 1997 of 25.6%, 22.7% and 45.9%, respectively. Oppenheimer drew no specific conclusion from this analysis but subjectively factored its observations from this analysis into its qualitative assessment of the relevant facts and circumstances.


     The summary set forth above does not purport to be a complete description of the analyses performed and factors considered by Oppenheimer, and is qualified by reference to the full text of the

Oppenheimer Opinion set forth in Annex B hereto. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized above, Oppenheimer believes that its analysis must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. Furthermore, in arriving at its fairness opinion, Oppenheimer did not attribute any particular weight to any analysis, or factor considered by it, but rather made subjective and qualitative judgments as to the significance and relevance of each analysis and factor.

     In performing its analyses, Oppenheimer made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Oppenheimer also relied upon the current and projected financial results of the Company as provided by management. The Company does not publicly disclose internal management forecasts of the type provided to Oppenheimer in connection with the review of the Recapitalization Agreement. Such forecasts were not prepared with a view toward public disclosure. The forecasts were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. The analyses performed by Oppenheimer were solely for the purposes of rendering the Oppenheimer Opinion and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. The range of valuation for any particular analysis should not be taken to be the view of Oppenheimer of the actual value of the Company or the Common Stock.

     The Special Committee selected Oppenheimer as its financial advisor because Oppenheimer is an internationally recognized investment banking firm and the principals of Oppenheimer have substantial experience in transactions similar to the Recapitalization, are familiar with the Company, Parent and their respective businesses and are familiar with the generic drug industry in general. As part of its investment banking business, Oppenheimer is continually engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, negotiated underwritings, competitive biddings, secondary sales and distributions of listed and unlisted securities, and private placements. In the ordinary course of business, Oppenheimer and its affiliates may actively trade the securities of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to a letter agreement, dated as of June 30, 1997 (the 'Oppenheimer Engagement Letter'), the Special Committee engaged Oppenheimer to act as its financial advisor in connection with the proposed transaction with Parent. The Company paid Oppenheimer $50,000 upon execution of the Oppenheimer Engagement Letter; and an additional $400,000 upon delivery of the Oppenheimer Opinion to the Special Committee. In addition, the Company has agreed to reimburse Oppenheimer for its out-of-pocket fees and expenses (including, but not limited to, reasonable fees and expenses of Oppenheimer's counsel) incurred in connection with its engagement upon such consummation. The Company has also agreed to indemnify Oppenheimer from and against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

POSITION OF PARENT AND HOLDINGS

     Parent and Holdings had no involvement in the Special Committee's evaluation of the fairness of the Transaction Consideration to the Public Stockholders in connection with the Recapitalization Transaction, and have not sought an opinion of a financial advisor as to the fairness of the Transaction Consideration. Parent and Holdings, however, have considered the factors set forth above under ' -- Determinations of the Special Committee; Fairness of the Recapitalization' and ' -- Financial Advisor; Fairness Opinion' and based on such factors, Parent and Holdings have each determined that the Transaction Consideration is fair to and in the best interests of the Public Stockholders. In connection with its consideration of the determination by the Special Committee, as part of its determination with respect to the fairness of the consideration to be received by the Public

Stockholders, Parent and Holdings adopted the conclusion, and the analyses underlying such conclusion, of the Special Committee, based upon its view as to the reasonableness of such analyses.

     In view of the wide variety of factors considered in connection with their evaluation of the proposed Recapitalization Transaction, Parent and Holdings did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the factors or determine that any factor was of particular importance. Rather, Parent and Holdings each viewed its position as being based on the totality of the information presented and considered by it.

     Although certain of the directors of the Company also serve as directors and/or officers of Parent or Holdings, none served on the Special Committee. The Chairman of the Company's Board of Directors, Dr. Edward D. Tweddell, is the Group Managing Director and Chief Executive Officer of Parent, as well as a director of Holdings. Alan G. McGregor, the Chairman of the Board of Parent, serves as a member of the Company's Board of Directors. William R. Griffith, a member of the Company's Board of Directors, in addition to serving as outside legal counsel to the Company, has from time to time acted as legal counsel to Parent and serves as a director and officer of Holdings. See 'CERTAIN INFORMATION CONCERNING THE COMPANY -- Directors and Executive Officers' and 'CERTAIN INFORMATION CONCERNING PARENT AND HOLDINGS -- Directors and Executive Officers.'

PURPOSE AND STRUCTURE OF THE RECAPITALIZATION

     Parent and Holdings entered into the Recapitalization Agreement in order to acquire beneficial ownership of the entire equity interest in the Company because the operation of the Company as a majority-owned, publicly-held subsidiary requires undue additional expenses and regulatory compliance demands, in light of the existing public market for the common shares of Parent on the Australian Stock Exchange and the numerous affiliated party transactions engaged in among the Company, Parent and their affiliates.

     Parent structured the transaction as a recapitalization because it believed the Reverse Stock Split to be the most efficient means of acquiring the entire public interest in the Company in a single transaction. Prior to determining to proceed with the Recapitalization Transaction proposal, Parent also considered the following alternatives: a tender offer (which it rejected because there could be no assurance that it would result in Holdings acquiring the entire equity interest in the Company), a transaction in which the consideration would be securities of Parent (which it rejected because it believed that the Public Stockholders might find any securities traded on a foreign exchange difficult to evaluate and, accordingly, unattractive), and a merger between the Company and a wholly-owned subsidiary of Holdings (which it rejected because such a transaction may not have complied with certain requirements under Australian tax law).

     After the Recapitalization, the Company will be a wholly-owned subsidiary of Holdings and, indirectly, of Parent. Subject to applicable law and contractual limitations, if any, Parent and Holdings will be able to distribute, by way of dividend, loan or otherwise, some or all of the assets of the Company, or otherwise make use of such assets for investment in affiliates or other transactions as Parent and Holdings may in their sole discretion determine. Parent believes that by acquiring the entire equity interest in the Company at this time, it will be able to better manage the Company's development and expansion opportunities because it will be able to do so without regard to the short-term consequences to the Public Stockholders and short-term performance of the trading price of the Common Stock. Moreover, the purchase of the shares held by the Public Stockholders will allow Parent to provide the Company with access to the technology rights of Parent for use by the Company on its behalf and on behalf of its affiliates, as Parent in its sole discretion determines, and without the burden of public disclosure imposed by securities laws and regulations and the expense and delays associated therewith. See ' -- Plans for the Company After the Recapitalization.'

     For additional information concerning the purpose of the Recapitalization, see ' -- Background of the Recapitalization,' and ' -- Determinations of the Special Committee; Fairness of the Recapitalization.'

CERTAIN EFFECTS OF THE RECAPITALIZATION

     Upon the filing of the Recapitalization Amendment, each 7,924,385 issued shares of Common Stock shall be combined into one validly issued New Common Share, the par value of which shall be equal to the quotient obtained by dividing (x) the product of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time of the Recapitalization multiplied by (2) $.01, by (y) the number of New Common Shares to be issued and outstanding immediately following the Effective Time of the Recapitalization. The Recapitalization Amendment will prohibit the issuance of scrip or fractional New Common Shares, but, in lieu thereof, each stockholder who would otherwise be entitled to receive a fractional New Common Share will be entitled to receive, in cash, the Transaction Consideration for each share of Common Stock held by such holder as of the Effective Time. The Recapitalization Amendment will also reduce the number of authorized shares of the Company's common stock from 35,000,000 shares to 2 shares.

     Pursuant to the Recapitalization Agreement, each holder of outstanding Stock Options under the Company's stock option plans will receive, in consideration for the cancellation of such Stock Options, whether or not such Stock Options have vested under the applicable benefit plan, a payment equal to the product of (x) the excess of the Transaction Consideration over the exercise price per share applicable to the holder's Stock Options multiplied by (y) the number of shares of Common Stock underlying the holder's Stock Options. The payments to such option holders are expected to be made at the Effective Time of the Recapitalization.

     As a result of the Recapitalization, the Common Stock will no longer be publicly traded and Holdings will become the sole stockholder of the Company. Following the Recapitalization, the Public Stockholders will no longer have an opportunity to continue their interests in the Company as an ongoing corporation and therefore will not share in its future earnings and potential growth. Trading in the shares of Common Stock on the NASDAQ National Market will cease immediately following the Effective Time. At the Effective Time, the shares of Common Stock will be delisted from the NASDAQ National Market. Registration of the Common Stock under the Exchange Act also will be terminated, as will the ongoing disclosure requirements thereunder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

     In general, under the Internal Revenue Code of 1986, as amended (the 'Code'), the receipt of cash by a stockholder pursuant to the Recapitalization will be a taxable event for Federal income tax purposes. Generally, a stockholder will recognize capital gain or loss equal to the difference between
(i) the amount of cash received and (ii) such stockholder's tax basis in the Common Stock surrendered in exchange therefor. Such gain or loss must be calculated separately for each block of shares of Common Stock (e.g., shares acquired at the same price in a single transaction) held by the stockholder.

     Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by a stockholder upon the disposition of Common Stock that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by a stockholder upon the disposition of Common Stock that has been held for more than 12 months but for not more than 18 months will continue to be subject to tax at a rate not to exceed 28% and capital gain recognized from the disposition of Common Stock that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

     The preceding discussion describes the material Federal income tax consequences of the Recapitalization, and does not address any potentially applicable local, state or foreign tax laws. The discussion assumes that stockholders hold their shares of Common Stock as capital assets within the meaning of the Code. It does not, however, discuss all aspects of Federal income taxation that may be relevant to a stockholder and may not apply to (i) Common Stock acquired upon exercise of incentive stock options, non-qualified stock options or otherwise as compensation; (ii) certain tax-exempt stockholders;
(iii) stockholders that are subject to special tax provisions, such as banks and insurance companies; and (iv) certain nonresident aliens and foreign corporations.

     A stockholder may be subject to information reporting and to backup withholding at a rate of 31% of all amounts paid to the stockholder, unless such stockholder provides a correct taxpayer identification number or proof of an applicable exemption to the Company, and otherwise complies with applicable requirements under the Code.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE RECAPITALIZATION (INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX
LAWS).

PLANS FOR THE COMPANY AFTER THE RECAPITALIZATION

     It is expected that following the Recapitalization, the business and operations of the Company will be continued substantially as they have been and are currently being conducted. The directors and officers of the Company immediately prior to the Effective Time will continue to be the directors and officers of the Company following the Recapitalization until their successors shall have been elected, appointed and/or qualified or until their death, resignation or removal in accordance with the Company's Certificate of Incorporation and By-laws, except that Messrs. Tully and Minio will not continue to serve as directors of the Company following the Effective Time of the Recapitalization.

     After the Recapitalization, the Company will become a wholly-owned subsidiary of Holdings and, indirectly, of Parent, and the public will no longer own a minority equity interest in the Company. Accordingly, Parent and Holdings will be able to direct and control the policies of the Company and its subsidiaries, including with respect to any extraordinary corporate transaction such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, a change in the capitalization or other changes in the Company's corporate structure or business or the composition of the Company's Board or management, without taking into account the current public minority equity interest. Any such extraordinary transaction may occur with affiliates of the Company, Parent or Holdings.

     Except as described in this Proxy Statement, Parent and Holdings do not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, a change in the capitalization or other changes in the Company's corporate structure or business or the composition of its Board or management.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

     In considering the Recapitalization Transaction, stockholders of the Company should be aware that certain members of the Company's management and the Board have certain interests in the Recapitalization that may present them with actual or potential conflicts of interests with respect to the Recapitalization.

     The Chairman of the Company's Board of Directors, Dr. Edward D. Tweddell, is the Group Managing Director, a director and Chief Executive Officer of Parent, as well as a director of Holdings. Alan G. McGregor, the Chairman of the Board of Parent, serves as a member of the Company's Board of Directors. William
R. Griffith, a director of the Company, is also a director and officer of Holdings, and has acted as legal counsel to each of the Company and Parent in the past. The law firm of Parker Duryee Rosoff & Haft, of which Mr. Griffith is a member, has acted as counsel to the Company with respect to the Recapitalization Transaction.

     Pursuant to a Compensation and Indemnification Agreement dated June 16, 1997, among the Company, Bruce C. Tully and Joseph C. Minio, Messrs. Tully and Minio agreed to serve as members of the Special Committee, and the Company agreed to compensate such persons for such services at the rate of $2,000 for each half-day (or substantial portion thereof) of service. In addition, the Company agreed to reimburse such persons for their reasonable out-of-pocket costs incurred in connection with

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
their service on the Special Committee and to indemnify such persons against certain actions arising from their service on the Special Committee.

     Pursuant to the Recapitalization Agreement, Parent and Holdings agree that all rights to indemnification existing in favor of the present and former directors and officers of the Company (or any of its subsidiaries) as provided in the Company's Certificate of Incorporation and By-laws or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of the Company's subsidiaries, as in effect as of the date of the Recapitalization Agreement with respect to any matters occurring prior to the Effective Time, will survive the Recapitalization and continue in full force and effect for a period of six years. Subject to certain limitations, Parent or the Company shall also maintain the Company's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Time. See 'THE RECAPITALIZATION AGREEMENT -- Certain Other
Covenants -- Directors' and Officers' Insurance and Indemnification.'

     Pursuant to the Recapitalization Agreement, each holder of outstanding Stock Options under the Company's stock option plans, including those held by Richard Moldin, the Company's Chief Executive Officer and a member of the Company's Board of Directors, will receive, in consideration for the cancellation of such Stock Options, whether or not such Stock Options have vested under the applicable benefit plan, a payment equal to the product of (x) the excess of the Transaction Consideration over the exercise price per share applicable to the holder's Stock Options, multiplied by (y) the number of shares of Common Stock underlying the holder's Stock Options. As a result of the cancellation of Mr. Moldin's Stock Options, Mr. Moldin will receive a cash payment of $868,750 at the Effective Time of the Recapitalization.

ACCOUNTING TREATMENT OF THE RECAPITALIZATION

     The Recapitalization will be accounted for under the 'purchase' method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Holdings in connection with the Recapitalization will be allocated to the Company's identifiable assets and liabilities based on their fair market values, with any excess being treated as goodwill.

LITIGATION

     Between June 3 and 6, 1997, four purported class-action lawsuits were filed in the Delaware Court of Chancery (the 'Chancery Court'), under the captions Aimee Dechter v. Edward D. Tweddell, Richard F. Moldin, Alan C. McGregor, Joseph
C. Minio, Bruce C. Tully, William R. Griffith, Faulding Inc., F.H. Faulding & Co., Limited [sic] and Faulding Holdings Inc., Civil Action No. 15722-NC (6/15/97); Michael J. Golde I/R/A, et al. v. Faulding Inc., Edward D. Tweddell, Alan G. McGregor, Richard F. Moldin, David Beretta and Bruce C. Tully, Civil Action No. 15728-NC (6/6/97); Harbor Finance Partners et al. v. Edward D. Tweddell, Alan G. McGregor, Richard F. Moldin, Joseph C. Minio, Bruce C. Tully, William R. Griffith, F.H. Faulding & Company Limited [sic] and Faulding Inc., Civil Action No. 15724-NC (6/4/97); and Charles Zimmerman et al. v. Richard F. Moldin, Edward D. Tweddell, Alan G. McGregor, Joseph C. Minio, Bruce C. Tully, F.H. Faulding & Co Limited, William R. Griffith, Faulding Holdings Inc. and Faulding Inc., Civil Action No. 15723-NC (6/3/97) (the 'Actions'). The Actions challenged certain acts allegedly taken or not taken by the Company and the members of the Board of Directors in connection with the proposed transaction and the price originally proposed to be paid by Parent for the Common Stock, and alleged that Parent, Holdings and the Board breached their fiduciary obligations to the Company's stockholders. The Actions sought to enjoin the consummation of the transaction, as well as damages and an award of attorneys fees.

     On September 29, 1997, the parties to all of the Actions executed a Memorandum of Understanding setting forth the terms of their agreement in principle to settle these Actions. Subject to final Court approval, the Memorandum of Understanding provides for the dismissal of the Actions with prejudice and the release of any known or unknown claims, state or federal, that have been or could have been brought in any court by any member of the proposed class against the defendants in the Actions and their predecessors, successors, parents, subsidiaries, affiliates, agents or other persons relating to the transaction or any matters that were or could have been asserted in the Actions arising out of the subject matter thereof. The Memorandum of Understanding acknowledges that Parent took into account the desirability of addressing the claims asserted in the Actions in agreeing to the enhanced terms for stockholders set forth in the Recapitalization Agreement. The Memorandum of Understanding also provides that settling plaintiffs may seek up to $695,000 in attorney's fees and expenses.
The Memorandum of Understanding contemplates discovery to be conducted by the plaintiffs to confirm the fairness and reasonableness of the settlement, and the drafting and execution of a Stipulation of Settlement by the parties, which is expected to be presented to the Chancery Court at a hearing to be
conducted on [            ] to consider approval of the Settlement.


THE PAR VALUE AMENDMENT

     Stockholders are also being asked at the Special Meeting to approve an amendment to the Company's Certificate of Incorporation, the Par Value Amendment, pursuant to which the par value of the Company's Class B Preferred Stock (all of which is held by Holdings) will be changed from $.01 per share to $.10433 per share. There are currently 150,000 shares of Class B Preferred Stock issued and outstanding, which are convertible at the option of Holdings, at any time, into shares of Common Stock at a rate of 10.433 shares of Common Stock for each share of Class B Preferred Stock. The Class B Preferred Stock accrues a dividend of $4.50 per share per annum, or $675,000 per annum in the aggregate. Holdings has determined to convert all of its Class B Preferred Stock into Common Stock prior to the Effective Time of the Recapitalization, and the Recapitalization Agreement provides for the Conversion to occur prior to the Effective Time. Holdings will comply with certain Australian tax law requirements if the aggregate par value of the issued and outstanding shares of the capital stock of the Company immediately prior to the Conversion is identical to the aggregate par value of the issued and outstanding shares of the capital stock of the Company immediately after the Conversion. By effecting the Par Value Amendment to amend the Certificate of Incorporation so as to change the par value of the Class B Preferred Stock from $.01 to $.10433, no change in the aggregate par value of the outstanding stock of the Company will result from the Conversion. The Par Value Amendment will be filed with the Secretary of State of the State of Delaware prior to the Effective Time of the Recapitalization, in order that Holdings may effect the Conversion prior to the Effective Time.

     The Board of Directors has also determined that the filing of the Par Value Amendment is fair to and in the best interests of the stockholders of the Company, and recommends that the stockholders approve the Par Value Amendment. In considering such amendment, the Board noted that the Par Value Amendment would facilitate the conversion of the Class B Preferred Stock, thereby eliminating the obligation of the Company to pay the $675,000 annual dividend and eliminate the $15,000,000 liquidation preference attributable to the Class B Preferred Stock.

                           SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required to consummate the transactions contemplated by the Recapitalization Agreement and to pay related fees and expenses is estimated to be approximately $85.4 million. Parent will provide Holdings with such funds, which Parent will obtain primarily from a rights offering to its shareholders pursuant to which, it will raise A$107 million (the 'Rights Offering'). Parent has obtained a commitment letter from J.B. Were & Son, an investment banking firm headquartered in Australia, relating to the Rights Offering, which is expected to be completed at or before the Effective Time. The balance of the funds required for the Recapitalization will be provided by Parent from its existing cash balances or from funds available to Parent from its subsidiaries through the repayment of inter-company advances.

                         THE RECAPITALIZATION AGREEMENT

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE
RECAPITALIZATION AGREEMENT NOT SUMMARIZED ELSEWHERE IN THIS PROXY STATEMENT. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RECAPITALIZATION AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE RECAPITALIZATION AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY.

EFFECTIVE TIME

     The Recapitalization will become effective, and the Effective Time will occur, upon the filing of the Recapitalization Amendment with the Secretary of State of the State of Delaware as required by the

Delaware General Corporation Law ('DGCL'). The closing of the Recapitalization will occur on a date to be specified by the parties to the Recapitalization Agreement, which date shall not be later than the second business day after the satisfaction or waiver of all of the conditions set forth in the Recapitalization Agreement, or such other time as agreed by the Company, Parent and Holdings (the 'Closing Date'). There can be no assurance as to when and if the Recapitalization will be consummated. If the Recapitalization has not been consummated on or prior to February 27, 1998, the Recapitalization Agreement may be terminated by either the Company or Parent and Holdings. See ' -- Conditions to Consummation of the Recapitalization' and ' -- Termination.'

REVERSE STOCK SPLIT; RECAPITALIZATION

     Upon the filing of the Recapitalization Amendment, each 7,924,385 issued shares of Common Stock shall be combined into one validly issued New Common Share, having a par value per share equal to the quotient obtained by dividing
(x) the product of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the effective time of the Recapitalization multiplied by (2) $.01, by (y) the number of New Common Shares to be issued and outstanding immediately following the Effective Time of the Recapitalization. The Recapitalization Amendment will prohibit the issuance of scrip or fractional New Common Shares, but, in lieu thereof, each person who would otherwise be entitled to receive a fractional New Common Share will be entitled to receive, in cash, the product of (a) the number of shares of Common Stock held by such person, multiplied by (b) the Transaction Consideration. The Recapitalization Amendment will also reduce the number of authorized shares of the Company's Common Stock from 35,000,000 shares to 2 shares.

     Stockholders will be entitled to receive the Transaction Consideration in cash, without interest, upon surrender of the Certificates formerly representing such shares of Common Stock. See ' -- Procedure for Payment.' All such shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a Certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Transaction Consideration therefor upon the surrender of such Certificate.

PROCEDURE FOR PAYMENT

     Prior to the effective time, Parent shall designate a bank or trust company to act as the paying agent (the 'Paying Agent') to receive the funds, as needed, to effect the payment of the Transaction Consideration. Promptly after the Effective Time, the Paying Agent will mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented less than 7,924,385 outstanding shares of Common Stock (the 'Certificates'), who have the right to receive the Transaction Consideration, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Transaction Consideration. Upon surrender of a Certificate to the Paying Agent for cancellation, together with such letter of transmittal, duly executed, the holder of such Certificate will receive in exchange therefor the Transaction Consideration for each share of Common Stock formerly represented by such Certificate, to be mailed as soon as practicable following the receipt thereof, and the Certificate so surrendered shall forthwith be canceled.

     STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS.

     If payment of the Transaction Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Transaction Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Paying Agent and the Company that such tax either has been paid or is not applicable. Until surrendered, each Certificate (other than Certificates representing Common Stock held by holders of at least 7,924,385 shares of Common Stock) will be deemed at any time after the Effective Time to represent only the right to receive the Transaction Consideration.

     In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Transaction Consideration deliverable in respect thereof, provided that the person to whom the Transaction Consideration is paid shall, as a condition precedent to the payment thereof, give the Company a bond in such sum as it may direct or otherwise indemnify the Company in a manner satisfactory to it against any claim that may be made against the Company with respect to the Certificate claimed to have been lost, stolen or destroyed.

PAYMENTS UNDER STOCK OPTIONS

     Pursuant to the Recapitalization Agreement, each holder of outstanding Stock Options under the Company's stock option plans will receive, in consideration for the cancellation of such Stock Options, whether or not such options vested under the applicable benefit plan, a payment equal to the product of (x) the excess of the Transaction Consideration over the exercise price per share applicable to the holder's Stock Options, multiplied by (y) the number of shares of Common Stock underlying the holder's Stock Options. The payments to such option holders is expected to be made at the Effective Time of the Recapitalization.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Company. Pursuant to the Recapitalization Agreement, the Company has made representations and warranties regarding, among other things, (i) the Company's organization, existence and qualification to do business and similar corporate matters, (ii) the Company's capitalization, (iii) the Company's authority to enter into and perform its obligations under the Recapitalization Agreement, the Recapitalization Amendment and the Par Value Amendment, (iv) the absence of conflict of the Recapitalization Agreement and the transactions contemplated thereby or by the Recapitalization Amendment or the Par Value Amendment with the Company's Certificate of Incorporation, by-laws, certain agreements and applicable laws, (v) certain regulatory consents and approvals,
(vi) certain filings with the SEC and the financial statements contained therein, (vii) the accuracy of certain information contained in this Proxy Statement and certain other SEC filings relating to the transactions contemplated by the Recapitalization Agreement and the Recapitalization Amendment and (viii) the opinion of the Special Committee's financial advisor.

     Parent and Holdings. Pursuant to the Recapitalization Agreement, Parent and Holdings have jointly and severally made representations and warranties regarding, among other things, (i) Parent's and Holdings' organization, existence and qualification to do business and similar corporate matters, (ii) Parent's and Holdings' authority to enter into and perform their respective obligations under the Recapitalization Agreement, the Recapitalization Amendment and the Par Value Amendment, (iii) the absence of conflict of the Recapitalization Agreement and the transactions contemplated thereby and by the Recapitalization Amendment and the Par Value Amendment with Parent's and Holdings' respective certificates of incorporation, by-laws, certain agreements and applicable laws, (iv) certain regulatory consents and approvals and (v) the accuracy of certain information, supplied by Parent and Holdings including its financial and legal advisors, contained in this Proxy Statement and certain other SEC filings relating to the transactions contemplated by the Recapitalization Agreement, by the Recapitalization Amendment and the Par Value Amendment.

CONDUCT OF BUSINESS PENDING THE CLOSING

     The Recapitalization Agreement provides that except as otherwise expressly contemplated by the Recapitalization Agreement or as agreed to in writing by Parent, after the date of the Recapitalization Agreement and prior to the Effective Time, the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course. In particular, prior to the Effective Time, the Company will not, without the prior written consent of Parent, directly or indirectly, (i) issue, sell, deliver, or agree or commit to issue, sell or deliver, any share of any class or any other security (except as permitted by the Recapitalization Agreement); (ii) amend its Certificate of Incorporation or By-laws;

(iii) split, combine or reclassify any shares of its Common Stock (except in connection with the Recapitalization and the Par Value Amendment); (iv) pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (except for its regular quarterly dividend on the Class B Preferred Stock); or (v) redeem or otherwise acquire any of its securities or any securities of its subsidiaries.

CERTAIN OTHER COVENANTS

     Further Action; Reasonable Efforts. Pursuant to the Recapitalization Agreement, each of the parties has also agreed to use its reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Recapitalization Agreement, the Recapitalization Amendment and the Par Value Amendment, including using reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. In addition, Parent, Holdings and the Company shall use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by the Recapitalization Agreement, by the Recapitalization Amendment and the Par Value Amendment under the laws, rules, guidelines or regulations of any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a 'Governmental Entity').

     Consents and Approvals. Parent has agreed to vote, or cause to be voted all of the shares of Common Stock owned by it or Holdings with respect to the approval and adoption of the Recapitalization Agreement, the Recapitalization Amendment and the Par Value Amendment. Parent has agreed to provide the Company, upon the request of the Company, with all information concerning Parent or Holdings necessary to be included in this Proxy Statement.

     Publicity. The Recapitalization Agreement also provides that no party to the Recapitalization Agreement will issue or cause the publication of any press release or other announcement with respect to the Recapitalization, the Recapitalization Agreement or the other transactions contemplated thereby without the prior consultation of the other parties, except as may be required by law or by any listing agreement with a national securities exchange if all reasonable efforts have been made to consult with the other parties.

     Directors' and Officers' Insurance and Indemnification. Parent and Holdings agree that all rights to indemnification existing in favor of the present or former directors and officers of the Company or any of its subsidiaries as provided in the Company's Certificate of Incorporation or by-laws or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of the Company's subsidiaries, as in effect as of the date of the Recapitalization Agreement, with respect to matters occurring prior to the Effective Time, shall survive the Recapitalization and continue in full force and effect for a period of six years, from and after the Effective Time. In addition, Parent shall maintain the existing officers and directors' liability insurance for a period of not less than six years after the Effective Time in relation to actions and omission occurring prior to the Effective Time. Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less favorable to such former directors or officers; provided, that in no event shall Parent or the Company be required to pay annual premiums for insurance in excess of 250% of that which the Company spent on directors' and officers' liability insurance policies during the fiscal year ended June 30, 1997; provided further, however, that if the annual premiums for such insurance coverage exceed said amount, Parent shall be obligated to obtain a policy with the greatest coverage at a cost which is no greater than 250% of that which the Company spent on directors' and officers' liability insurance policies during the fiscal year ended June 30, 1997.

CONDITIONS TO CONSUMMATION OF THE RECAPITALIZATION

     The Recapitalization Agreement provides that the respective obligation of each party to the Recapitalization Agreement to effect the Recapitalization is subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties thereto to the extent permitted by applicable law): (i) no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity that prohibits the consummation of the Recapitalization and shall be in effect; (ii) other than filing the Recapitalization Amendment and the Par Value Amendment in accordance with the DGCL, all material authorizations, consents and approvals required to be obtained prior to consummation of the Recapitalization shall have been obtained; (iii) the Recapitalization Transaction and the transactions contemplated thereby (other than the Par Value Amendment and the transactions contemplated thereby) shall have been approved and adopted by the affirmative vote of (a) the holders of a majority of the outstanding shares of Common Stock and (b) the holders of a majority of the outstanding shares held by the Public Stockholders; (iv) the representations and warranties of each of the parties to the Recapitalization Agreement shall be true and correct in all material respects at and as of the Closing Date, except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date; (v) each of the parties to the Recapitalization Agreement shall have performed in all material respects its obligations under the Recapitalization Agreement required to be performed at or prior to the Closing Date pursuant to the terms of the Recapitalization Agreement, and (vi) at the time of the mailing of the Proxy Statement, Oppenheimer shall have reaffirmed in writing the fairness opinion previously prepared and delivered by it to the Special Committee and shall not have withdrawn such fairness opinion prior to the Effective Time.

     The respective obligations of each party to effect the transactions contemplated by the Par Value Amendment is subject to the satisfaction on or prior to the Closing Date of the condition that the Par Value Amendment and the transactions contemplated thereby is approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

TERMINATION

     The Recapitalization Agreement may be terminated and the Recapitalization may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the written mutual consent of Parent, Holdings and the Company.

          (b) By either the Company, on the one hand, or Parent and Holdings, on the other hand, if: (i) the Recapitalization has not been consummated on or prior to the date which is 150 days from the date hereof; provided, however, that such right shall not be available to any party whose failure to fulfill any obligation under the Recapitalization Agreement has been the cause of, or resulted in, the failure of the Recapitalization to occur on or prior to such date; (ii) the stockholders of the Company required to approve and adopt the Recapitalization Amendment and the transactions contemplated thereby fail to approve and adopt the Recapitalization Amendment and the transactions contemplated thereby; provided, however, that such right shall not be available to any party whose failure to fulfill any obligation under the Recapitalization Agreement has been the cause of, or resulted in, the failure of the stockholders of the Company to approve and adopt the Recapitalization Amendment; (iii) prior to the consummation of the Recapitalization, any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Recapitalization and such statute, order, decree, regulation or other action shall have become final and non-appealable; or (iv) Oppenheimer shall have withdrawn, modified or amended its fairness opinion.

          (c) By Parent if, prior to the consummation of the Recapitalization, the Board or the Special Committee has withdrawn, or modified or changed in any manner adverse to Parent or Holdings its approval, adoption or declaration of advisability of the Recapitalization Amendment or the transactions contemplated thereby, including the Recapitalization, or its recommendation that shareholders of the Company adopt and approve the Recapitalization Amendment and the transactions contemplated thereby, including the Recapitalization.

     Upon termination, the Recapitalization Agreement will become null and void, without liability on the part of any party thereto, except as set forth below. See ' -- Miscellaneous; Fees and Expenses.'

Nothing shall relieve any party, however, from any liability or obligation with respect to any willful breach of the Recapitalization Agreement.

MISCELLANEOUS

     Fees and Expenses. Except as expressly contemplated by the Recapitalization Agreement, the Recapitalization Agreement provides that all costs and expenses incurred in connection with the recapitalization Agreement and the consummation of the transactions contemplated thereby will be paid by the party incurring such expenses.

     Amendment; Waiver; Termination. Notwithstanding any provision of the Recapitalization Agreement to the contrary, without the approval of the Special Committee, the Company shall not amend, terminate or waive any right under the Recapitalization Agreement (including the right to terminate or any actual or potential cause of action).

     The Recapitalization Agreement may be amended by the parties thereto at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Recapitalization, but after any such approval no amendment may be made without the approval of such stockholders if such approval is required by law or if such amendment reduces the Transaction Consideration Price or alters or changes any of the other terms or conditions of the Recapitalization Agreement if such alteration or change would adversely affect the rights of the Public Stockholders.

     At any time prior to the Effective Time, the parties to the Recapitalization Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained therein or in any document, certificate or writing delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions of the other parties thereto contained therein.

                               REGULATORY MATTERS

     The Company, Parent and Holdings are not aware of any governmental consents or approvals that are required prior to the parties' consummation of the Recapitalization. It is presently contemplated that if such governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance that any such consents and approvals will be obtained.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

THE COMPANY

     The Company, through its wholly-owned subsidiaries, is primarily engaged in the development, manufacture and sale of human generic pharmaceutical products and medical devices.

     The principal executive offices of the Company are located at 200 Elmora Avenue, Elizabeth, New Jersey 07207, and its telephone number is (908) 527-9100.

     Additional information concerning the Company and its subsidiaries is contained in the Company 10-K and its other public filings. See 'AVAILABLE INFORMATION' and 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the name, age, business address, present principal occupation or employment and five-year employment history of each director and executive officer of the Company. All directors serve terms of one year or until the election of their respective successors. Unless otherwise indicated, the business address of each person listed below is 200 Elmora Avenue, Elizabeth, New Jersey 07207.

             NAME                 AGE                              POSITION
-------------------------------   ---   ---------------------------------------------------------------

Edward D. Tweddell.............   56    Chairman of the Board of Directors and a Director
Richard F. Moldin..............   49    Chief Executive Officer, President and a Director
William R. Griffith............   49    Director
Alan A. McGregor...............   61    Director
Joseph C. Minio................   54    Director
Bruce C. Tully.................   48    Director
Paul Astley....................   50    Chief Financial Officer

     EDWARD D. TWEDDELL, M.D. was elected a director of the Company in November 1990 and was subsequently elected Chairman of the Board. He joined Parent as Managing Director of its Faulding Pharmaceuticals Division in September 1988. He was elected to the Board of Directors of Parent in March 1989 and served as Executive Director of the Faulding Pharma Group from 1990 to November 1993 when he was appointed Group Managing Director and Chief Executive Officer of Parent. From July 1987, until joining Parent, he held the position of Chairman and Chief Executive Officer of Pharmol Pacific Ltd., an Australian biotechnology company. Prior thereto and from April 1986, he was President and Chief Executive Officer of Homecare Japan, LTD. Dr. Tweddell, who holds a Bachelor of Science degree in addition to an honors degree in Medicine, spent his early career in medical practice and, in 1976, joined the multinational pharmaceutical company, Pfizer International Inc., where he held a number of senior management positions. Dr. Tweddell is also Chief Executive Officer and a director of Holdings.

     RICHARD F. MOLDIN was appointed President and Chief Executive Officer of the Company and President of Purepac on July 17, 1995 and was appointed to serve as a director and Chief Operating Officer of the Company on July 24, 1995. From October 1994 until July 1995, he served as Managing Director, Australia & New Zealand for Wellcome Australia Limited. From May 1993 until his appointment as Managing Director, he was Divisional Manager, Primary Manufacturing, for Wellcome Foundation Limited, U.K. Prior thereto, and from September 1979, he served in various executive positions at Burroughs Wellcome Co., U.S.A., including from October 1991 to February 1993 as Vice President, Logistics & Primary Manufacturing.

     WILLIAM R. GRIFFITH was elected a director of the Company in February 1997. He served as Secretary of the Company from October 1993 to February 12, 1997. Mr. Griffith has been a practicing attorney for more than ten years. Mr. Griffith is a member of Parker Duryee Rosoff & Haft which serves as U.S. counsel to Parent, and has also served as counsel to the Company. Mr. Griffith is also a director and secretary of Holdings.

     ALAN G. MCGREGOR, a director of the Company since June 1988, is Chairman of Parent. Mr. McGregor is also Chairman and director of James Hardie Industries Ltd. and Burns Philp & Co. Limited and a director of other companies. He has served as a partner in two major Adelaide, South Australia law firms and was a Crown Prosecutor with the South Australian Crown Solicitor's Office.

     JOSEPH C. MINIO has served as director of the Company since his appointment on January 3, 1997. He has been President and Chief Executive Officer and a director of Belle Haven Management, Ltd. in Greenwich, Connecticut since 1986. Belle Haven is engaged in the business of acquiring controlling positions in, and assuming management control over, small and medium-sized under-performing companies. He also served as President and Chief Executive Officer and a director of Interstate Distribution, Inc. a wholesale distributor of health and beauty aids, fragrances and pharmaceuticals from 1990 to 1991. In addition, he served as President and Chief Executive Officer and a director of Intelligent Business Communications Corporation ('IBC') from 1986 to 1989. IBC was engaged in the design, development, manufacture and marketing of advanced satellite data control equipment, as well as vertical circuit switches and T-1 multiplexers for both data and voice communications. From 1981 until 1986, Mr. Minio was President and Chief Executive Officer and a director of Publicker Industries, Inc. of Greenwich, Connecticut, which was a manufacturer of alcohol and related products. Since 1983, he has served as a director of Alba-Waldensian, Inc. and since 1993 he has served as a director of Wellco Enterprises, Inc.

     BRUCE C. TULLY, a director of the Company since April 1989, has been a Managing Director of BT Alex. Brown Incorporated, a subsidiary of Bankers Trust New York Corporation in New York, New York, since September 1989. From October 1986 until September 1989, he was Managing Director of Bankers Trust Company and, for four years prior thereto, was a Vice President of Bankers Trust Company.

     PAUL ASTLEY was appointed Chief Financial Officer of the Company on March 25, 1997. Mr. Astley has held various positions with Parent since commencing with the Company in 1973. From June 1984 to February 1988, he was the Chief Accountant for Parent. From February 1988 to November 1993, he was Manager for Accounting and Information Services at Parent's Corporate Head Office, and from November 1993 until joining the Company in March 1997, he was General Manager, Group Accounting at Parent's Corporate Head Office.

               CERTAIN INFORMATION CONCERNING PARENT AND HOLDINGS

PARENT

     Parent, a corporation organized under the laws of the State of South Australia, Commonwealth of Australia, is an international healthcare products and services company headquartered in Adelaide, South Australia. Parent conducts its international business operations through various wholly-owned subsidiaries, including Holdings. The ordinary shares of Parent are traded on the Australian Stock Exchange. The business address and telephone number of Parent is 115 Sherriff Street, Underdale, South Australia 5032, Australia and (61-8) 8205-6500.

HOLDINGS

     Holdings, a Delaware corporation, is a holding company with no business operations of its own. Holdings's primary material asset is its ownership of 14,283,820 shares of Common Stock, or approximately 71% of the outstanding shares of Common Stock, and all of the shares of the Company's Class B Preferred Stock. Holdings is a wholly-owned subsidiary of Parent.

     The principal business address and telephone number of Holdings is 529 Fifth Avenue, New York, New York 10017 and (212) 599-0500.

DIRECTORS AND EXECUTIVE OFFICERS

HOLDINGS

     Set forth below are the name, age and business address of each director and executive officer of Holdings. All directors serve terms of one year or until the election of their respective successors. The business address of each person listed below is 529 Fifth Avenue, New York, New York 10017.


                       NAME                           AGE          POSITION         DIRECTOR SINCE
---------------------------------------------------   ---    --------------------   --------------

Edward D. Tweddell.................................   56     Director, President         1993
William R. Griffith................................   49     Director, Secretary         1987
Josephine M. Dundon................................   41     Vice President


     For additional information concerning the present principal occupation or employment and five-year employment history of these individuals, see 'CERTAIN INFORMATION CONCERNING THE COMPANY.'

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the years ended June 30, 1997, 1996 and 1995, the Company paid Parent $7,010,000, $4,057,000 and $2,289,000, respectively, for materials and finished goods purchases (pursuant to agreements to market injectable and oral products, both described herein), $0, $287,000 and $918,000, respectively, for research and development services, and $0, $603,000 and $326,000, respectively, for interest expense on loan advances associated with Faulding Medical Device Co. ('FMDC'), Faulding Pharmaceutical Co. ('FPC'), and Faulding Puerto Rico, Inc. ('FPR') prior to their acquisition by the Company. In addition, during the years ended June 30, 1997, 1996 and 1995, the Company paid Faulding Services Inc., a wholly-owned subsidiary of Holdings ('FSI'), $0, $296,000 and $266,000, respectively, for business development services (pursuant to an agreement with FSI which terminated on December 31, 1995 and described herein).

     During the years ended June 30, 1997, 1996, and 1995, the Company was reimbursed $0, $466,000 and $1,919,000, respectively, by Parent for materials and services related to research and development projects.


     Additionally, during the years ended June 30, 1997 and 1996, the Company recorded revenues of $1,354,000 and $1,018,000, respectively, for contract manufacturing of KADIAN'r' (pursuant to an agreement with FSI, described herein).


     Included in other assets at June 30, 1997 and 1996 is $2,903,000 paid by the Company to Parent in June 1992 to acquire proprietary technology, including scientific information and expertise, processes and procedures, relating to the manufacture and sale of the generic version of a modified-release pharmaceutical product. The acquired technology is restricted to use, on an exclusive basis, in the United States of America and its territories. Amortization of this technology commenced in fiscal 1997. Pursuant to the terms of the agreement between the Company and Parent dated December 5, 1992 in which Parent transferred this technology to the Company, Parent is indemnifying the Company in relation to the Company's costs of defending the action entitled Hoechst Marion Roussel Inc. and Carderm Capital L.P. v. Faulding Inc. and Purepac Pharmaceutical Co.

     Amounts due from (due to) affiliated companies are payable on demand and were as follows for the 1997 and 1996 fiscal years:

                                                                                YEAR ENDED
                                                                                 JUNE 30,
                                                                            ------------------
                                                                             1997       1996
                                                                            -------    -------
                                                                              (IN THOUSANDS)

Parent...................................................................   $(3,886)   $(1,881)
FSI......................................................................        27      1,034
                                                                            -------    -------
                                                                            $(3,859)   $  (847)
                                                                            -------    -------
                                                                            -------    -------

     Purepac Pharmaceutical Co., a wholly-owned subsidiary of the Company ('Purepac'), entered into an agreement with Parent as of December 5, 1992, pursuant to which Purepac agreed to provide services to Parent for the tableting of pellets and micropellets on a time and materials basis. During the year ended June 30, 1997, no related services were provided by Purepac to Parent.

     In addition, Purepac and Parent entered into a three-year agreement, also dated as of December 5, 1992, which is automatically renewable for successive two-year periods, pursuant to which Parent granted Purepac a non-exclusive license to import, distribute and market an erythromycin oral product in the United States.

     On January 1, 1993, Purepac and FSI entered into a consulting agreement, which terminated on December 31, 1995, pursuant to which Purepac retained FSI to serve as a business development consultant and advisor on a non-exclusive basis.

     On August 1, 1993, Purepac entered into a ten-year agreement with FSI, pursuant to which Purepac would manufacture KADIAN'r' utilizing Parent's technology, processes and manufacturing methods licensed to FSI. FSI, at its sole cost, has sought all necessary approvals and/or registrations from the appropriate regulatory authority to enable the sale of the product, which was approved by the FDA on July 3, 1996. The parties amended this agreement in December 1994 to resolve certain inconsistencies between this agreement and an agreement between FSI and an unrelated third party, to distribute the product manufactured by Purepac. On June 27, 1995, the Company and FSI entered into a Services Agreement pursuant to which Purepac would provide certain services on FSI's behalf that FSI had agreed to provide under the agreement with the third party. Pursuant to the terms of the manufacturing agreement between Purepac and Parent relating to KADIAN'r', Faulding is indemnifying the Company in relation to the costs of defense of the action entitled Purdue Pharma L.P. and the Purdue Frederick Company vs. FH Faulding and Company Ltd [sic], Faulding Inc., Purepac Pharmaceutical Co. and Zeneca Inc.

     On March 15, 1995, Purepac and Parent entered into a three-year license agreement pursuant to which Parent granted Purepac the non-exclusive right to import and distribute doxycycline, a delayed-release product, in the United States in exchange for certain payments to Parent for its supply of the product to Purepac.

     Purepac and Parent entered into two agreements as of June 26, 1995 in relation to two products that had been under ongoing development review for several years. One is a licensing agreement pursuant to which Parent granted to Purepac an exclusive ten-year license to utilize certain technology to complete the development of a modified-release product and to manufacture and sell the product in the United States. In relation to the development of the product, Purepac paid to Parent prior to June 30, 1994 most of the technology licensing fees relating to the development of the product, with the balance paid during the year ended June 30, 1996. All such payments were expensed as research and development costs. In addition, Purepac is obligated under the terms of the agreement to pay royalties related to net sales of the product. As of June 30, 1997, development activity regarding this agreement has been discontinued due to changes in market conditions and the viability of the product involved.

     The second agreement, entered as of June 26, 1995, is a ten-year Co-development, Supply and Licensing Agreement pursuant to which Parent is to develop and deliver a component pellet of a modified-release product for Purepac's use in developing, manufacturing and distributing the product in the United States. Parent is to supply Purepac with pellets at prices set forth in the agreement. If the parties later concur that Purepac should manufacture the pellets, Parent will grant Purepac an exclusive license to the pellet technology for the remainder of the term of the agreement in consideration of a technology transfer fee of $250,000 and ongoing royalty payments. As of June 30, 1997, development activity under this agreement has been discontinued due to changes in market conditions and the viability of the product.

     On January 23, 1996, FPC and Parent entered into a Supply Agreement for injectable products developed and manufactured by Parent for sale by FPC in the United States. Supply of six anti-cancer products under this agreement commenced in fiscal 1996. Abbreviated New Drug Application submissions for additional products covered by this agreement have been filed with the U.S. Food and Drug Administration. Additional products are under development by Parent.

     On January 23, 1996, FMD and Parent entered into a Licensing and Supply Agreement for the medical device products developed by FMDC. Initial sales were reported in the 1997 fiscal year, and products utilizing these technologies have received regulatory approval in some other markets.

     On February 29, 1996, the Company acquired all of the outstanding capital stock of each of FMDC, FPC and FPR from Holdings, a wholly-owned subsidiary of Parent, in exchange for 2,438,712 shares of Common Stock. As part of the acquisition, the Company created the Class B Preferred Stock, consisting of 150,000 authorized shares, all of which were issued to Holdings for a cash purchase price of $100 per share, resulting in net proceeds to the Company of $15 million.

                               FEES AND EXPENSES

     Estimated fees and expenses incurred or to be incurred by the Company in connection with the Recapitalization are approximately as follows:

Investment banking fees and expenses............................................   $  500,000
Legal fees and expenses.........................................................   $  400,000
SEC filing fee..................................................................   $   16,857
Accounting fees.................................................................   $   12,000
Printing and mailing fees.......................................................   $   50,000
Miscellaneous expenses..........................................................   $  131,143
                                                                                   ----------
          Total.................................................................   $1,110,000
                                                                                   ----------
                                                                                   ----------

                          MARKET PRICES AND DIVIDENDS

MARKET PRICES

     The principal market on which the Common Stock is traded is the Nasdaq National Market under the ticker symbol 'FAUL.' Until February 29, 1997, the Common Stock had traded on the Nasdaq National Market under the ticker symbol 'PURE.' On June 2, 1997, the last trading day before the public announcement of the Proposal, the high and low sales prices of the Common Stock were $11.25 and
$10.75, respectively. On                , 1997, the last trading day before the
printing of this Proxy Statement, the high and low sales prices of the Common
Stock were $       and $       , respectively. STOCKHOLDERS ARE URGED TO OBTAIN
A CURRENT MARKET QUOTATION FOR THE COMMON STOCK.

     The following table sets forth, for the calendar quarters indicated, the high and low closing prices per share of the Common Stock as reported by the Nasdaq National Market:

                                                                                       HIGH       LOW
                                                                                      -------    ------

Fiscal 1996
     First Quarter.................................................................   $10.875    $7.750
     Second Quarter................................................................     8.750     4.625
     Third Quarter.................................................................     7.750     5.000
     Fourth Quarter................................................................     7.125     4.125
Fiscal 1997
     First Quarter.................................................................   $ 7.125    $4.000
     Second Quarter................................................................     7.500     5.625
     Third Quarter.................................................................     9.375     5.750
     Fourth Quarter................................................................    13.000     8.250

DIVIDENDS

     The Company has never declared or paid dividends with respect to shares of its Common Stock. Any decision as to the future payment of Common Stock dividends will depend on the earnings and financial position of the Company and such other factors as the Board of Directors deems relevant. No dividends are payable on the Common Stock until all declared and accrued dividends have been paid in full on the Company's issued and outstanding shares of preferred stock, all of which are owned by Holdings.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of October   , 1997, the total number of
shares of Common Stock beneficially owned, and the percent so owned, by each director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, by each named executive officer and by all directors and executive officers of the Company as a group.

                                                                           NUMBER OF SHARES     PERCENTAGE
                       NAME OF BENEFICIAL OWNER                           BENEFICIALLY OWNED     OF CLASS
-----------------------------------------------------------------------   ------------------    ----------

Faulding Holdings Inc. ................................................       15,848,770(1)        73.1%(1)
  529 Fifth Avenue
  8th Floor
  New York, New York 10017
Edward D. Tweddell.....................................................                0(2)        *
Alan G. McGregor.......................................................                0(2)        *
Joseph C. Minio........................................................                0           *
Bruce C. Tully.........................................................                0           *
Richard F. Moldin......................................................           82,500(3)        *
William R. Griffith....................................................                0           *
All executive officers and directors as a group (7 persons)............           82,500(2)(3)     *

------------

(1) Includes 1,564,950 shares issuable under conversion of 150,000 shares of the Company's Class B Preferred Stock.

(2) Mr. McGregor is Chairman and a director, and Dr. Tweddell is Group Managing Director, Chief Executive Officer and a director, respectively, of Parent, the sole stockholder of Holdings. Dr. Tweddell is also Chief Executive Officer and a director of Holdings. Each of Dr. Tweddell and Mr. McGregor, however, disclaims any beneficial interest in or voting or dispositive control over the shares of the Company's Common Stock owned by Holdings.

(3) Includes 72,500 shares issuable upon the exercise of presently exercisable Stock Options, that have been granted to Mr. Moldin under the Company's 1994 Stock Option Plan. Excludes 127,500 shares issuable upon the exercise of such Stock Options granted under the 1994 Stock Option Plan that are not presently exercisable.

* Equals a percentage less than 1% of the outstanding shares of the Company's Stock.
                                     37

                                   APPENDIX 1

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF FAULDING INC.

        The undersigned Stockholder of Faulding Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and
Proxy Statement each dated November      , 1997, and hereby appoints Paul
Astley and                            , and each of them, proxies and
attorneys-in-fact with full power to each of them of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Faulding Inc., to be held on December 15, 1997 at 10:00 a.m., local time, at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. Proposal to Approve the Recapitalization Transaction (as defined in the Notice of Special Meeting):

                     ____FOR      ____AGAINST     ____ABSTAIN

2. Proposal to Approve the Par Value Amendment (as defined in the Notice of Special Meeting):

                     ____FOR      ____AGAINST     ____ABSTAIN

and upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.



                         (to be signed on reverse side)

                           (continued from other side)

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED, IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


                                          Dated:                    , 1997
                                                 ------------------

                                          --------------------------------
                                                   Signature

                                          --------------------------------
                                                   Signature

                                          (This proxy should be marked, dated,
                                          and signed by the stockholder(s)
                                          exactly as his name appears hereon,
                                          and returned promptly in the enclosed
                                          envelope. Persons signing in a
                                          fiduciary capacity should so indicate.
                                          If shares are held by joint tenants or
                                          as community property, both should
                                          sign.)

                                                                         ANNEX A

________________________________________________________________________________

                     AGREEMENT AND PLAN OF RECAPITALIZATION


                                  BY AND AMONG


                                 FAULDING INC.,


                             FAULDING HOLDINGS INC.


                                      AND


                            FH FAULDING & CO LIMITED


                                  DATED AS OF
                               SEPTEMBER 29, 1997

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
                                                    ARTICLE I
                                              THE RECAPITALIZATION

SECTION 1.1    Certificate of Amendment...................................................................     1
SECTION 1.2    Closing....................................................................................     1
SECTION 1.3    The Amendment..............................................................................     1
SECTION 1.4    Payment for Shares.........................................................................     2
SECTION 1.5    Company Stock Options......................................................................     3

                                                   ARTICLE II
                                           THE CLASS B PREFERRED STOCK

SECTION 2.1    Certificate of Amendment for Change of Par Value of Class B Preferred Stock................     3
SECTION 2.2    The Conversion.............................................................................     3

                                                   ARTICLE III
                                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1    Organization...............................................................................     3
SECTION 3.2    Capitalization.............................................................................     4
SECTION 3.3    Authorization; Validity of Agreement and Certificate of Amendment..........................     4
SECTION 3.4    No Violations; Consents and Approvals......................................................     5
SECTION 3.5    SEC Reports and Financial Statements.......................................................     5
SECTION 3.6    Absence of Certain Changes.................................................................     6
SECTION 3.7    Proxy Statement; Information in Schedule 13E-3.............................................     6
SECTION 3.8    Opinion of Financial Advisor...............................................................     6

                                                   ARTICLE IV
                              REPRESENTATIONS AND WARRANTIES OF PARENT AND HOLDINGS

SECTION 4.1    Organization...............................................................................     6
SECTION 4.2    Authorization; Validity of Agreement.......................................................     6
SECTION 4.3    Consents and Approvals; No Violations......................................................     7
SECTION 4.4    Information in Proxy Statement and Schedule 13E-3..........................................     7

                                                    ARTICLE V
                                                    COVENANTS

SECTION 5.1    Interim Operations of the Company..........................................................     7
SECTION 5.2    Further Action; Reasonable Efforts.........................................................     9
SECTION 5.3    Consents and Approvals.....................................................................     9
SECTION 5.4    Notification of Certain Matters............................................................    10
SECTION 5.5    Publicity..................................................................................    10
SECTION 5.6    Meeting of Shareholders of the Company.....................................................    10
SECTION 5.7    Directors' and Officers' Insurance and Indemnification.....................................    10
SECTION 5.8    Brokers or Finders.........................................................................    11
SECTION 5.9    Certificates of Amendment..................................................................    11
SECTION 5.10   Par Value..................................................................................    11

                                                   ARTICLE VI
                                                   CONDITIONS

SECTION 6.1    Conditions to Each Party's Obligation to Effect the Recapitalization.......................    12
SECTION 6.2    Conditions to the Obligation of the Company to Effect the Recapitalization.................    12
SECTION 6.3    Conditions to Obligations of Parent and Holdings to Effect the Recapitalization............    12
SECTION 6.4    Condition to Each Party's Obligation to Effect the Change in Par Value.....................    13

                                                                                                             PAGE
                                                                                                             ----
                                                   ARTICLE VII
                                                   TERMINATION

SECTION 7.1    Termination................................................................................    13
SECTION 7.2    Effect of Termination......................................................................    13

                                                  ARTICLE VIII
                                                  MISCELLANEOUS

SECTION 8.1    Fees and Expenses..........................................................................    14
SECTION 8.2    Amendment; Waiver; Termination.............................................................    14
SECTION 8.3    Nonsurvival of Representations and Warranties..............................................    14
SECTION 8.4    Notices....................................................................................    14
SECTION 8.5    Interpretation.............................................................................    15
SECTION 8.6    Headings...................................................................................    15
SECTION 8.7    Counterparts...............................................................................    15
SECTION 8.8    Entire Agreement; No Third Party Beneficiaries; Rights of Ownership........................    15
SECTION 8.9    Severability...............................................................................    15
SECTION 8.10   Governing Law..............................................................................    15
SECTION 8.11   Assignment.................................................................................    15

                             TABLE OF DEFINED TERMS

                                                                                                              PAGE
                                                                                                              ----
affiliates.................................................................................................    15
Agreement..................................................................................................     1
Amendment..................................................................................................     1
Amendments.................................................................................................     3
Applicable Amount..........................................................................................     3
beneficial ownership.......................................................................................    15
Board......................................................................................................     4
Certificate of Amendment...................................................................................     1
Certificates...............................................................................................     2
Certificates of Amendment..................................................................................     3
Class A Preferred Stock....................................................................................     4
Class B Preferred Stock....................................................................................     4
Closing....................................................................................................     1
Closing Date...............................................................................................     1
Common Stock...............................................................................................     1
Company....................................................................................................     1
Company SEC Documents......................................................................................     5
Conversion.................................................................................................     3
DGCL.......................................................................................................     1
Dillon Read................................................................................................    11
Effective Time.............................................................................................     1
Exchange Act...............................................................................................     5
Exchange Agent.............................................................................................     2
Fund.......................................................................................................     2
GAAP.......................................................................................................     5
Governmental Entity........................................................................................     5
Holdings...................................................................................................     1
include....................................................................................................    15
Indemnified Parties........................................................................................    10
Laws.......................................................................................................     5
made available.............................................................................................    15
Material Adverse Effect....................................................................................     4
New Common Shares..........................................................................................     1
Oppenheimer................................................................................................     6
Option Holder..............................................................................................     3
Par Value Amendment........................................................................................     3
Par Value Certificate of Amendment.........................................................................     3
Par Value Effective Time...................................................................................     3
Parent.....................................................................................................     1
Person.....................................................................................................     4
Pre-Amendment Certificate..................................................................................     1
Pre-Par Value Amendment Certificate........................................................................     3
Preferred Stock............................................................................................     2
Preferred Stock............................................................................................     2
Proxy Statement............................................................................................     9
Reverse Stock Split........................................................................................     1
Schedule 13E-3.............................................................................................     6
Securities Act.............................................................................................     5
Special Committee..........................................................................................     1
Stock Option...............................................................................................     3
Subsidiary.................................................................................................     4
Transaction Consideration..................................................................................     1
Unaffiliated Holders.......................................................................................     2
without limitation.........................................................................................    15

                     AGREEMENT AND PLAN OF RECAPITALIZATION

     AGREEMENT AND PLAN OF RECAPITALIZATION, dated as of September 29, 1997 (the 'Agreement') by and among Faulding Inc., a Delaware corporation (the 'Company'), FH Faulding & Co. Limited, a corporation organized under the laws of the State of South Australia, Commonwealth of Australia ('Parent') and Faulding Holdings Inc., a wholly owned subsidiary of Parent and a Delaware corporation ('Holdings').

     WHEREAS, the Board of Directors of the Company upon the recommendation of its special committee of independent directors (the 'Special Committee'), and the Boards of Directors of Parent and Holdings have each approved the Amendments (as defined in Section 2.1) and this Agreement and the transactions contemplated thereby and hereby in accordance with the terms, and subject to the conditions, of the Amendments and this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the transactions contemplated by the Amendments and this Agreement upon the terms and subject to the conditions set forth therein and herein and in accordance with the General Corporation Law of the State of Delaware (the 'DGCL');

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                              THE RECAPITALIZATION

     The actions set forth in this Article I, subject to the conditions set forth in Article VI hereof, shall be taken or caused to be taken by the Company as provided in this Article I, and such actions shall be referred to collectively as the 'Recapitalization.'

     SECTION 1.1 Certificate of Amendment for Recapitalization. At the time of the Closing (as defined in Section 1.2 hereof), the Company shall effect an amendment to its Certificate of Incorporation (the 'Amendment') by filing with the Secretary of State of the State of Delaware (the 'Secretary of State') a certificate of amendment substantially in the form attached hereto as Exhibit A (the 'Certificate of Amendment'), in accordance with applicable provisions of the DGCL and the Company's Certificate of Incorporation as theretofore amended and in effect at the time immediately prior to such filing (the 'Pre-Amendment Certificate'). The Recapitalization shall become effective on the date on which, and at the time at which, the Certificate of Amendment has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Amendment, and such time is hereinafter referred to as the 'Effective Time'.

     SECTION 1.2 Closing. The closing of the Recapitalization (the 'Closing') will take place at 10.00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the 'Closing Date'), at the offices of Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.3 The Amendment. The Amendment shall provide for the amendment of the Pre-Amendment Certificate substantially as provided in Sections 1.3(a) through 1.3(b) below.

     (a) Reverse Stock Split. The Amendment shall provide for a reverse stock split (the 'Reverse Stock Split') of the Company's Common Stock, par value US$0.01 per share (the 'Common Stock'), whereby at the Effective Time each 7,924,385 issued shares of Common Stock shall be combined into one validly issued share of common stock of the Company, the par value per share of which shall be the quotient obtained by dividing (i) the product of (a) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, multiplied by (b) .01, by (ii) the number of shares of new common stock of the Company to be issued and outstanding immediately following the Effective Time ('New Common Shares'). The Amendment will prohibit the issuance of scrip or fractional New Common Shares, but in lieu thereof each person who would otherwise be entitled to receive a fractional New Common Share pursuant to the provisions of the Amendment shall be entitled to receive an amount in cash equal to the product of (x) the number of shares of Common Stock held by such person immediately prior to the Effective Time, multiplied by (y) US$13.50 (the 'Transaction Consideration').

     (b) Reduction of Authorized Capital Stock. The Amendment shall provide that the total number of shares of all classes of stock which the Company shall have authority to issue shall be 1,834,190, consisting of 2 New Common Shares and 1,834,188 shares of preferred stock (the 'Preferred Stock). After the Effective Time, the New Common Shares and the Preferred Stock shall have the same powers, preferences and rights as the Common Stock and Preferred Stock, respectively, immediately prior to the Effective Time.

     SECTION 1.4 Payment for Shares.

     (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for the holders of shares of Common Stock not beneficially owned by Parent or any of its Subsidiaries (the 'Unaffiliated Holders') in connection with the Reverse Stock Split (the 'Exchange Agent') to receive the funds, as needed, to which the Unaffiliated Holders of Common Stock shall become entitled pursuant to Section 1.3(a). At the Effective Time, Parent shall deposit or cause to be deposited, in trust with the Exchange Agent, for the benefit of the Unaffiliated Holders, the funds necessary to make the payments contemplated by Section 1.3(a) hereof (the 'Fund') as and when certificates which formerly represented shares of Common Stock (the 'Certificates') are surrendered. Such funds shall be invested by the Exchange Agent as directed by the Company. All interest earned on such funds shall be paid to the Company. Any amount remaining in the Fund after six months after the Effective Time may be refunded to the Company at its option; provided, however, that the Company shall be liable for any cash payments required to be made thereafter pursuant to Section 1.3(a) hereof, without any interest thereon. Notwithstanding the foregoing, the Company shall not be liable to any former holder of Common Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the Fund remaining unclaimed by holders of Certificates as of a date which is immediately prior to such time as such portion would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of the Company, free and clear of any claims or interest of any Person (as defined in Section 3.1 hereof) previously entitled thereto.

     (b) At the Effective Time, Parent will instruct the Exchange Agent to promptly mail to each Unaffiliated Holder of record a form letter of transmittal and instructions for use in effecting the surrender of such Certificate or Certificates which, as a result of the Amendment, represents only the right to receive cash as contemplated by Section 1.3(a) hereof. Such letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of a Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed and completed in accordance with the instructions set forth therein, the holder of such Certificate shall be entitled to receive in exchange therefor the Transaction Consideration, to be mailed as soon as practicable following the receipt of any such Certificate and such letter of transmittal, and such Certificate shall forthwith be cancelled. No interest will be paid or accrue on the cash payable upon the surrender of a Certificate. If payment is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of any payment to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Exchange Agent and the Company that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.4, each Certificate held by an Unaffiliated Holder shall be deemed at any time after the Effective Time to represent only the right to receive the Transaction Consideration as contemplated by this Section 1.4.

     (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined in Section 3.1) claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Transaction Consideration deliverable in respect thereof as determined in accordance with Section 1.3(a) hereof, provided that the Person to whom the Transaction Consideration is paid shall, as a condition precedent to the payment thereof, give the Company a bond in such sum as it may direct or otherwise indemnify the Company in a manner satisfactory to it against any claim that may be made against the Company with respect to the Certificate claimed to have been lost, stolen or destroyed.

     (d) After the Effective Time, the stock transfer books of the Company relating to the Common Stock shall be closed and there shall be no transfers on the stock transfer books of the Company of shares of Common Stock which were outstanding immediately prior to the Effective Time and which, as a result of the Amendment, have been converted into the right to receive cash as contemplated by Section 1.3(a) hereof. If, after the Effective Time, a Certificate is presented to the Company for transfer, it shall be cancelled and exchanged for the Transaction Consideration as provided herein.

     SECTION 1.5 Company Stock Options. Except as Parent or Holdings and the holder of any option ('Option Holder') to purchase Common Stock ('Stock Option') otherwise agree, the Company shall take all actions necessary to provide that, upon the Effective Time, (i) each outstanding Stock Option, whether or not then exercisable or vested, shall become fully exercisable and vested, (ii) each outstanding Stock Option shall be cancelled and (iii) in consideration of such cancellation the Company shall pay to each Option Holder an amount in respect thereof equal to the product of (A) the Applicable Amount, multiplied by (B) the number of shares subject thereto. The term 'Applicable Amount' shall mean the excess, if any, of the Transaction Consideration over the applicable exercise price of each such Stock Option.

                                   ARTICLE II
                          THE CLASS B PREFERRED STOCK

     SECTION 2.1 Certificate of Amendment for Change of Par Value of Class B Preferred Stock. Prior to the Closing, the Company shall effect an amendment to its Certificate of Incorporation (the 'Par Value Amendment', and together with the Amendment, the 'Amendments') so as to change the par value of its Class B Preferred Stock (as defined in Section 3.2) from US$0.01 per share to US$0.10433 per share, by filing with the Secretary of State a certificate of amendment substantially in the form attached hereto as Exhibit B (the 'Par Value Certificate of Amendment', and together with the Certificate of Amendment, the 'Certificates of Amendment'), in accordance with applicable provisions of the DGCL and the Company's Certificate of Incorporation as theretofore amended and in effect at the time immediately prior to such filing (the 'Pre-Par Value Amendment Certificate'). The Par Value Amendment shall become effective on the date on which, and the time at which, the Par Value Certificate of Amendment has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Par Value Certificate of Amendment, and such time is hereinafter referred to as the 'Par Value Effective Time'; provided, however, that the Par Value Certificate of Amendment shall be filed with the Secretary of State prior to the Certificate of Amendment, and the Par Value Effective Time shall be prior to the Effective Time.

     SECTION 2.2 The Conversion. Immediately following the Par Value Effective Time, but prior to the Effective Time, Holdings shall convert all of the shares of Class B Preferred Stock that it owns into shares of Common Stock (the 'Conversion') in accordance with the applicable provisions of the Pre-Par Value Amendment Certificate and the Certificate of Designation, Preferences and Rights of Class B Preferred Stock.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Holdings, as of the date hereof and as of and at the Closing Date, as follows:

     SECTION 3.1 Organization. Each of the Company and its Subsidiaries (hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns real property or in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed individually and in the aggregate would not have or result in a Material Adverse Effect. The term 'Material Adverse Effect' means a material adverse effect on the business, assets, liabilities, results of operations, financial condition or business prospects (other than those prospects arising as a result of general economic or industry conditions) of the Company and its Subsidiaries, taken as a whole. The term 'Subsidiary' means, with respect to any Person, any corporation or other entity of which 50% or more of the securities or other interests having by their terms ordinary voting power for the election of directors or others performing similar functions with respect to such entity is directly owned by such Person or such Person's Subsidiaries. The term 'Person' means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, unincorporated entity or Governmental Entity (as defined in Section 3.4(b)).

     SECTION 3.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 35,000,000 shares of Common Stock, of which 20,127,188 shares are issued and outstanding and (b) 1,834,188 shares of Preferred Stock, of which (i) 834,188 shares have been designated as Class A Preferred Stock, par value US$0.01 per share (the 'Class A Preferred Stock'), none of which are issued and outstanding, and (ii) 150,000 shares have been designated as Class B Preferred Stock, par value US$0.01 per share (the 'Class B Preferred Stock'), all of which are issued and outstanding. Following the Conversion but prior to the Effective Time, there shall be 21,692,138 shares of Common Stock issued and outstanding (subject to increases upon the exercise of Stock Options) and no shares of Class B Preferred Stock issued and outstanding. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable. There are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests (other than (A) Stock Options to purchase 875,000 shares of Common Stock (subject to decreases upon the exercise of any such options), (B) prior to the Conversion, the Class B Preferred Stock, and (C) the obligation to issue the New Common Shares to Holdings pursuant to this Agreement), (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or
(iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

     SECTION 3.3 Authorization; Validity of Agreement and Certificate of Amendment.

     (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of its stockholders as contemplated by Section 6.1(b) hereof, to consummate the transactions contemplated hereby and by the Amendments. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the Amendments have been duly authorized by the Board of Directors of the Company (the 'Board') and, other than approval and adoption of the Amendments by the holders of the outstanding shares of Common Stock contemplated by Section 6.1(b) hereof, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Amendments. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent and Holdings, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Certificates of Amendment have been duly and validly approved, adopted and declared advisable in a resolution of the Board and, when approved by the holders of Common Stock as contemplated by Section 6.1(b) hereof and when filed in accordance with Section 103 of the DGCL, shall become effective in accordance with the DGCL and shall have the effect of amending the Certificate of Incorporation.

     (b) The Board, at a meeting duly called and held and acting on the unanimous recommendation of the Special Committee, comprised entirely of non-management, non-affiliated independent directors, has (i) unanimously determined that each of the Amendments, this Agreement and the Recapitalization, including the Reverse Stock Split, are fair to and in the best interests of the Unaffiliated Holders, and (ii) adopted a resolution setting forth the terms of the Amendments and approving, adopting and declaring the advisability of, and recommending the approval by the holders of the Common Stock of, the Amendments and this Agreement and the transactions contemplated thereby and hereby, including the Recapitalization, and such resolution is sufficient to satisfy the provisions of any applicable laws of the State of Delaware.

     SECTION 3.4 No Violations; Consents and Approvals.

     (a) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or by the Amendments will (i) violate any provision of the certificate of incorporation or by-laws of the Company or its Subsidiaries, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or to the imposition of any lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting (other than in the case of the employee stock options as provided in Section 1.5 hereof) or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, lease, license, contract, agreement, plan or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) conflict with or violate any federal, state, local or foreign order, writ, injunction, judgment, award, decree, statute, law, rule or regulation (collectively, 'Laws') applicable to the Company, any of its Public Subsidiaries or any of their properties or assets; except in the case of clauses (ii) or (iii) for such conflicts, violations, breaches, defaults or liens which individually and in the aggregate would not have or result in a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby or by the Amendments.

     (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a 'Governmental Entity') is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or by the Amendments, except (i) applicable requirements under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), (ii) the filing of the Certificate of Amendments with the Secretary of State, and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made individually and in the aggregate would not have or result in a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby or by the Amendments.

     SECTION 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC, all forms and documents required to be filed by it since June 30, 1994 under the Exchange Act and has heretofore made available to Parent (i) its Annual Reports on Form 10-K for the years ended June 30, 1995, June 30, 1996 and June 30, 1997, respectively, and (ii) all proxy statements relating to meetings of stockholders of the Company since January 1, 1994 and (iii) all other forms, reports and registration statements filed by the Company with the SEC since January 1, 1994. The documents described in clauses (i)-(iii) above (whether filed before, on or after the date hereof) are referred to in this Agreement collectively as the 'Company SEC Documents'. As of their respective dates, the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the 'Securities Act'), as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Company SEC Documents have been prepared in accordance with generally accepted accounting principles ('GAAP') applied on a consistent basis during the periods involved (except as otherwise disclosed therein) and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of and at the dates thereof or for the periods presented therein.

     SECTION 3.6 Absence of Certain Changes. Except as contemplated by this Agreement or disclosed in the Company SEC Documents, since the fiscal year ended June 30, 1997, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practices and, since such date, (i) there has not been any material adverse change in the business, assets, liabilities, results of operations, financial condition or business prospects (other than those prospects arising as a result of general economic or industry conditions) of the Company and its Subsidiaries taken as a whole, and (ii) there has not been any change by the Company or any of its Subsidiaries in accounting principles or methods.

     SECTION 3.7 Proxy Statement; Information in Schedule 13E-3.

     (a) The Proxy Statement (as defined in Section 5.3(b)) (and any amendment thereof or supplement thereto), including any information incorporated therein by reference, at the date mailed to stockholders of the Company and at the Effective Time, (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or Holdings relating to Parent or Holdings specifically for inclusion therein.

     (b) The information relating to the Company or the Special Committee, including its financial and legal advisors, provided by the Company specifically for use in any Rule 13e-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC under the Exchange Act in connection with the Recapitalization (the 'Schedule 13E-3') (and any amendment thereto or supplement thereof), including any information referred to in Section 3.7(a) which is incorporated by reference therein, at the date filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.8 Opinion of Financial Advisor. The Special Committee has received an opinion of Oppenheimer & Co. Inc. ('Oppenheimer') to the effect that, as of the date hereof, the Transaction Consideration to be received by the Unaffiliated Holders is fair, from a financial point of view, to such holders.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND HOLDINGS

     Parent and Holdings jointly and severally represent and warrant to the Company, as of the date hereof and as of and at the Closing Date, as follows:

     SECTION 4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of South Australia, Commonwealth of Australia, and Holdings is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     SECTION 4.2 Authorization; Validity of Agreement. Each of Parent and Holdings has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and by the Amendments. The execution, delivery and performance by Parent and Holdings of this Agreement and the consummation by Parent and Holdings of the transactions contemplated hereby and by the Amendments have been duly authorized by the respective Boards of Directors of Parent and Holdings and no other corporate proceedings on the part of Parent or Holdings are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Holdings and the consummation by Parent and Holdings of the transactions contemplated hereby and by the Amendments. This Agreement has been duly executed and delivered by Parent and Holdings and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Holdings, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). As of the date hereof, Holdings is the owner of 14,283,820 shares of Common Stock and 150,000 shares of Class B Preferred Stock, and, other than as provided for herein, does not own any other interest in any other shares of the Common Stock or Preferred Stock. Following the Conversion but prior to the Effective Time, Holdings will be the owner of 15,848,770 shares of Common Stock and no shares of Class B Preferred Stock.

     SECTION 4.3 Consents and Approvals; No Violations.

     (a) Neither the execution, delivery and performance of this Agreement by Parent and Holdings nor the consummation by Parent and Holdings of the transactions contemplated hereby or by the Amendments will (i) violate any provision of the respective certificate of incorporation or by-laws of Parent or Holdings, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or to the imposition of any lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, lease, license, contract, agreement, plan or other instrument or obligation to which Parent or Holdings is a party or by which any of them or any of their assets may be bound, or (iii) conflict with or violate any Laws applicable to Parent or Holdings or any of their properties or assets; except in the case of clauses
(ii) and (iii) for such conflicts, violations, breaches, defaults or liens which individually and in the aggregate would not have or result in a material adverse effect on the financial condition of Parent and Holdings, taken as a whole, or materially impair or delay the consummation of the transactions contemplated hereby or by the Amendments.

     (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement by Parent or Holdings or the consummation by Parent or Holdings of the transactions contemplated hereby or by the Amendments, except (i) applicable requirements under the Exchange Act, (ii) the filing of the Certificates of Amendment with the Secretary of State and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made individually and in the aggregate would not have a material adverse effect on the financial condition of Parent and Holdings, taken as a whole, or materially impair or delay the consummation of the transactions contemplated hereby or by the Amendments.

     SECTION 4.4 Information in Proxy Statement and Schedule 13E-3.

     (a) The information relating to Parent and/or Holdings supplied by Parent or Holdings specifically for inclusion in the Proxy Statement (and any amendment thereof or supplement thereto), at the date mailed to stockholders of the Company and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) The information relating to Parent and/or Holdings, including its financial and legal advisors, provided by Parent or Holdings specifically for inclusion in the Schedule 13E-3 (and any amendment thereto or supplement thereof), including any information referred to in Section 4.4(a) which is incorporated by reference therein, at the date filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
                                   COVENANTS

     SECTION 5.1 Interim Operations of the Company. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this

Agreement or as agreed to in writing by Parent, the Company and its Subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice, and the Company and its Subsidiaries will each use its reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, lessors and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent:

     (a) amend its Certificate of Incorporation or By-laws;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities, except (i) as required by any employee benefit plan or arrangement as in effect as of the date hereof, (ii) in connection with the Recapitalization, or (iii) in connection with the Conversion, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

     (c) split, combine or reclassify any shares of its capital stock (except in connection with the Recapitalization and the Par Value Amendment), declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for its regular quarterly dividend on the Preferred Stock), or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries;

     (d) (i) incur or assume any long-term debt or, except in the ordinary course of business consistent with past practice under existing lines of credit, incur or assume any short-term debt (except any trade debt incurred in the ordinary course of business consistent with past practice); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business and except for obligations of wholly owned Subsidiaries of the Company which, if incurred by the Company, would be permitted under clause (i) above; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company);

     (e) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

     (f) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole or enter into any commitment or transaction outside the ordinary course of business;

     (g) change any of the accounting principles or practices used by it, except as required by generally accepted accounting principles;

     (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (i) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) enter into any material contract or agreement other than in the ordinary course of business; (iii) except as previously authorized by the Company and its Board of Directors, authorize any new capital expenditure or expenditures; or

(iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5(i);

     (j) make any material tax election or settle or compromise any material income tax liability;

     (k) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries or incurred in the ordinary course of business and consistent with past practice; or

     (l) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(k) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or as of a future date or would result in any of the conditions set forth in Sections 6.1 or 6.3 not being satisfied.

SECTION 5.2 Further Action; Reasonable Efforts.

     (a) Upon the terms and subject to the conditions herein provided, and subject to the fiduciary duties of the Board, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Amendments, including using reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. Each of the parties hereto shall promptly consult with the other parties with respect to, provide any necessary information that is not subject to legal privilege with respect to, and provide the other parties (or their counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby and by the Amendments. Each of the parties hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement or by the Amendments. If such party receives a request from any such Governmental Entity with respect to the transactions contemplated by this Agreement or by the Amendments, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

     (b) Parent, Holdings and the Company shall use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby and by the Amendments under the laws, rules, guidelines or regulations of any Governmental Entity.

SECTION 5.3 Consents and Approvals; Proxy Statement; Schedule 13E-3.

     (a) Parent will (i) vote, or cause to be voted, all of the Shares owned by it or Holdings in favor of the approval and adoption of the Amendments and the Recapitalization Agreement and the transactions contemplated thereby and by this Agreement, including the Recapitalization, and (ii) as promptly as practicable after the date hereof and upon the request of the Company, provide the Company with all information concerning Parent or Holdings necessary to be included in the Proxy Statement.

     (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC, and Parent and Holdings shall cooperate with the Company in such preparation and filing, a preliminary proxy statement relating to this Agreement and the Amendments and the transactions contemplated hereby and thereby, and shall furnish the information required, in the reasonable judgment of Parent and the Company, to be included in the Proxy Statement by the Exchange Act and the rules and regulations promulgated thereunder and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive Proxy Statement (the 'Proxy Statement') to be mailed to its stockholders.

     (c) The Company, Parent and Holdings shall cooperate with one another in the preparation and filing of the Schedule 13E-3 and shall use all reasonable efforts to promptly obtain and furnish the information required, in the reasonable judgment of Parent and the Company, to be included in the Schedule 13E-3 by the Exchange Act and the rules and regulations promulgated thereunder and to respond promptly to any comments or requests made by the SEC with respect to the Schedule 13E-3. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the
Schedule 13E-3, and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company, Parent and Holdings each shall correct any information provided by it for use in the Schedule 13E-3 which shall have become, or is, false or misleading.

SECTION 5.4 Notification of Certain Matters.

     (a) The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty of the Company, or of Parent and Holdings, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at the Effective Time, and (ii) any material failure of the Company, or of Parent or Holdings, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     (b) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or affiliates, or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent and Holdings, and, after consulting with Parent, so supplement the Proxy Statement (subject to the provisions of Section 5.3(b) hereof) and mail such supplement to its stockholders. If at any time prior to the Effective Time any event or circumstance relating to Parent or Holdings or their respective officers or directors, should be discovered by Parent that is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company; and upon receipt of such information the Company shall promptly supplement the Proxy Statement and mail such supplement to its stockholders.

     SECTION 5.5 Publicity. Neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Recapitalization, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a securities exchange if all reasonable efforts have been made to consult with the other party.

     SECTION 5.6 Meeting of Shareholders of the Company. The Company shall as promptly as reasonably practicable take all action necessary in accordance with Delaware law and its Certification of Incorporation and By-laws duly to call, convene and hold a special meeting of the holders of Common Stock for the purpose of seeking the approval of such holders of the Amendments and the transactions contemplated thereby and by this Agreement. The Company shall, subject to the fiduciary obligations of the Company's directors under applicable law as advised by outside counsel, recommend approval of the Amendments and the transactions contemplated thereby and by this Agreement, including the Recapitalization, use its reasonable efforts to solicit from holders of the Common Stock proxies in favor of the Amendments and the transactions contemplated thereby and by this Agreement, and take such other action as is necessary or advisable to secure the vote of such holders required by Delaware law and under this Agreement to approve the Amendments and effect the transactions contemplated thereby and by this Agreement, including the Recapitalization.

SECTION 5.7 Directors' and Officers' Insurance and Indemnification.

     (a) Parent and Holdings agree that all rights to indemnification existing in favor of the present or former directors and officers of the Company or any of its Subsidiaries (collectively, the 'Indemnified Parties') as provided in the Company's Certificate of Incorporation or By-Laws or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of the Company's

Subsidiaries, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive the Recapitalization and shall continue in full force and effect for a period of six years from and after the Effective Time or longer to the extent required in the Compensation and Indemnification Agreement dated June 16, 1997 between the Company and certain directors of the Company.

     (b) Parent shall maintain the existing officers' and directors' liability insurance applicable to the Indemnified Parties for a period of not less than six years after the Effective Time in relation to actions and omissions occurring prior to the Effective Time; provided, that the Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, that in no event shall Parent be required to pay annual premiums for insurance under this Section in excess of 250% of that which the Company spent on directors' and officers' liability insurance policies during the fiscal year ended June 30, 1997; and provided further, however, that if the annual premiums for such insurance coverage exceed said amount, Parent shall be obligated to obtain a policy with the greatest coverage at a cost which is no greater than 250% of that which the Company spent on directors' and officers' liability insurance policies during the fiscal year ended June 30, 1997.

     (c) With respect to any actions, suits, proceedings or investigations relating hereto or to the transactions contemplated hereby that are commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts vigorously to defend against and respond thereto.

     (d) In the event that, following the Recapitalization, the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.7.

     SECTION 5.8 Brokers or Finders. Each of Parent and the Company represents, as to itself, its Subsidiaries and its affiliates (other than, in the case of Parent, the Company and its Subsidiaries, and, in the case of the Company, Parent or any of its affiliates, other than the Company and its Subsidiaries), that, with the exception of Dillon, Read & Co., Inc. ('Dillon Read') (in the case of Parent) and Oppenheimer (in the case of the Company), no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by the Amendments and this Agreement, and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person, other than by Dillon Read (in the case of Parent) or by Oppenheimer (in the case of the Company), on the basis of any act or statement alleged to have been made by such party or its affiliates.

     SECTION 5.9 Certificates of Amendment. As soon as practicable following the date hereof, the Company will cause to be filed the Certificates of Amendment pursuant to Section 103 of the DGCL; provided, however, that the Par Value Certificate of Amendment shall be so filed prior to the Certificate of Amendment.

     SECTION 5.10 Par Value. The Company will take such actions as reasonably requested by Parent or Holdings, including making any amendments to the Proxy Statement, the Schedule 13E-3 or any other document relating to the transactions contemplated by this Agreement and the Amendments, to ensure that the aggregate par value of the shares of Common Stock immediately prior to the Effective Time is equal to the aggregate par value of the shares of New Common Shares immediately following the Effective Time, so long as such actions would not adversely affect the rights of the Unaffiliated Holders under this Agreement.

                                   ARTICLE VI
                                   CONDITIONS

     SECTION 6.1 Conditions to Each Party's Obligation To Effect the Recapitalization. The respective obligation of each party to effect the Recapitalization shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

     (a) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity and be in effect which prohibits the consummation of the Recapitalization; provided, however, that the parties hereto shall use their reasonable efforts to have any such order, decree or injunction terminated;

     (b) The Amendment and the Recapitalization Agreement and the transactions contemplated thereby and hereby (other than the Par Value Amendment and the transactions contemplated thereby) shall have been approved and adopted by the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and (ii) the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon, other than shares of Common Stock held by Parent and its affiliates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act); and

     (c) At the time of the mailing of the Proxy Statement, Oppenheimer shall have reaffirmed in writing the fairness opinion previously prepared and delivered by it to the Special Committee and shall not have withdrawn such fairness opinion prior to the Effective Time.

     SECTION 6.2 Conditions to the Obligation of the Company to Effect the Recapitalization. The obligation of the Company to effect the Recapitalization is further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

     (a) The representations and warranties of Parent and Holdings contained in this Agreement shall be true and correct at and as of the date hereof, and true and correct at and as of the Closing Date as if made at and as of such time, except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

     (b) Each of Parent and Holdings shall have performed in all material respects its respective obligations under this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof; and

     (c) Other than filing the Certificates of Amendment in accordance with the DGCL, all authorizations, consents and approvals required to be obtained prior to consummation of the Recapitalization shall have been obtained, except for such authorizations, consents and approvals the failure of which to be obtained individually or in the aggregate would not result in the prohibition of the payment of the Transaction Consideration to the Unaffiliated Holders.

     SECTION 6.3 Conditions to Obligations of Parent and Holdings to Effect the Recapitalization. The obligations of Parent and Holdings to effect the Recapitalization are further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

     (a) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the date hereof, and true and correct at and as of the Closing Date as if made at and as of such time, except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

     (b) The Company shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

     (c) The Certificate of Amendment shall have been filed with the Secretary of State in accordance with Section 103 of the DGCL; and

     (d) Other than filing the Certificates of Amendment in accordance with the DGCL, all authorizations, consents and approvals required to be obtained by the Company prior to consummation of the Recapitalization shall have been obtained, except for such authorizations, consents and approvals the failure of which to be obtained individually and in the aggregate would not have or result in the prohibition of the filing of the Certificate of Amendment.

     SECTION 6.4 Condition to Each Party's Obligation to Effect the Change in Par Value. The respective obligations of each party to effect the transactions contemplated by the Par Value Amendment shall be subject to the satisfaction on or prior to the Closing Date of the condition that the Par Value Amendment and the transactions contemplated thereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                                  ARTICLE VII
                                  TERMINATION

     SECTION 7.1 Termination. Subject to Section 8.2(c), this Agreement may be terminated and the Recapitalization may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the written mutual consent of Parent, Holdings and the Company.

          (b) By either the Company, on the one hand, or Parent and Holdings, on the other hand, if:

             (i) the Recapitalization has not been consummated on or prior to the date which is 150 days from the date hereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Recapitalization to occur on or prior to such date;

             (ii) the stockholders of the Company required to approve and adopt the Amendment and the transactions contemplated thereby fail to approve and adopt the Amendment and the transactions contemplated thereby; provided, however, that the right to terminate this Agreement under this
        Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the stockholders of the Company to approve and adopt the Amendment;

             (iii) prior to the consummation of the Recapitalization, any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Recapitalization and such statute, order, decree, regulation or other action shall have become final and non-appealable;

             (iv) Oppenheimer shall have withdrawn, modified or amended its fairness opinion.

          (c) By Parent if, prior to the consummation of the Recapitalization, the Board or the Special Committee shall have withdrawn, or modified or changed in any manner adverse to Parent or Holdings its approval, adoption or declaration of advisability of the Amendment or the transactions contemplated thereby, including the Recapitalization, or its recommendation that shareholders of the Company adopt and approve the Amendment and the transactions contemplated thereby, including the Recapitalization.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Holdings or the Company (except as set forth in this Section 7.2 and Sections 5.5, 5.7(c), 5.8 and 8.1 hereof, each which shall survive any termination of this Agreement); provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.1 Fees and Expenses. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

     SECTION 8.2 Amendment; Waiver; Termination.

     (a) Subject to Section 8.2(c), this Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of the Company of the Agreement and the transactions contemplated hereby, but after any such approval no amendment shall be made without the approval of such stockholders if required by law or if such amendment reduces the Transaction Consideration or alters or changes any of the other terms or conditions of this Agreement if such alteration or change would adversely affect the rights of the Unaffiliated Holders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) Subject to Section 8.2(c), at any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     (c) Notwithstanding any provision of this Agreement to the contrary, without the approval of the Special Committee, the Company shall not amend, terminate or waive any right under this Agreement (including any right to terminate or any actual or potential cause of action).

     SECTION 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) the expiration of ten business days after the day when mailed by certified or registered air mail, postage prepaid, or (d) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to the Company, to:

           Faulding Inc.
           200 Elmora Avenue
           Elizabeth, New Jersey 07207
           U.S.A.
           Telephone: (908) 527-9100
           Facsimile: (908) 355-7048
           Attention: Richard F. Moldin, President and Chief Executive Officer
                      and the Special Committee of the Board of Directors

           with a copy to:

           White & Case
           1155 Avenue of the Americas
           New York, New York 10036
           Telephone: (212) 819-8200
           Facsimile: (212) 354-8113
           Attention: William F. Wynne, Jr., Esq.

        (b) if to the Parent or Holdings, to:

           F.H. Faulding & Co. Limited
           115 Sherriff Street
           Underdale, South Australia 5032
           Australia
           Telephone: (618) 8205-6500
           Facsimile: (618) 8234-8230
           Attention: Josephine M. Dundon, Vice President, Corporate Services

           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom (International)
           Level 26, Colonial Centre
           52 Martin Place
           Sydney, N.S.W. 2000
           Australia
           Telephone: (612) 9224-6000
           Facsimile: (612) 9224-6044
           Attention: Ronald C. Barusch, Esq.

     SECTION 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words 'include', 'includes' or 'including' are used in this Agreement they shall be deemed to be followed by the words 'without limitation'. The phrase 'made available' when used in this Agreement shall mean that the information referred to has been made available to the party to whom such information is to be made available. The word 'affiliates' when used in this Agreement shall have the meaning ascribed to it in Rule 12b-2 under the Exchange Act. The phrase 'beneficial ownership' and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

     SECTION 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

     SECTION 8.8 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.7 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 8.10 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     SECTION 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, Parent or Holdings may assign this Agreement to any Subsidiary of Parent or Holdings. No such assignment shall relieve either Parent or Holdings of its obligations under this Agreement. Subject to the first sentence of this Section 8.11, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Parent, Holdings and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          FAULDING INC.

                                          By:
                                             ...................................
                                            NAME:
                                            TITLE:

                                          FH FAULDING & CO. LIMITED

                                          By:
                                             ...................................
                                            NAME:
                                            TITLE:

                                          FAULDING HOLDINGS INC.

                                          By:
                                             ...................................
                                            NAME:
                                            TITLE:

                                LIST OF EXHIBITS

     A. The Certificate of Amendment

     B. The Par Value Certificate of Amendment

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FAULDING INC.

                ------------------------------------------------
                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                ------------------------------------------------

     FAULDING, INC., a Delaware corporation (the 'Corporation'), does hereby certify as follows:

          FIRST: that this Amendment shall provide for a reverse stock split (the 'Reverse Stock Split') of the Corporation's common stock, par value $0.01 per share (the 'Old Common Stock'), whereby each 7,924,385 issued shares of Old Common Stock shall be combined into one validly issued share of new common stock, the par value per share of which shall be the quotient obtained by dividing (i) the product of (a) the total number of shares of Old Common Stock issued and outstanding immediately prior to the Effective Time, multiplied by (b) .01, by (ii) the number of shares of new common stock to be issued and outstanding immediately following the Reverse Stock Split (the 'Common Stock'). No scrip or fractional shares of the Common Stock will be issued, but in lieu thereof each person who would otherwise be entitled to receive a fractional share of Common Stock shall be entitled to receive an amount in cash equal to the product of (x) the number of shares of Old Common Stock held by such person immediately prior to the time this Amendment becomes effective (the 'Effective Time'), multiplied by
     (y) $13.50.

          SECOND: that this Amendment shall further provide that the total number of shares of all classes of stock which the Company shall have authority to issue shall be 1,834,190, consisting of (i) 2 shares of Common Stock and (ii) 1,834,188 shares of preferred stock (the 'Preferred Stock'), which shall be comprised of (a) 834,188 shares of Class A Preferred Stock, par value $0.01 per share (the 'Class A Preferred Stock'), and (b) 1,000,000 shares of additional Preferred Stock (the 'Additional Preferred Stock'), of which 150,000 shares shall be designated as Class B Preferred Stock, par value $0.10433 per share (the 'Class B Preferred Stock'). After the Effective Time, the Common Stock and the Preferred Stock shall have the same powers, preferences and rights as the Common Stock and Preferred Stock, respectively, immediately prior to the Effective Time.

          THIRD: that the first paragraph of Article FOURTH of the Corporation's Certificate of Incorporation, as amended, is hereby amended so that it shall read as follows:

             FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,834,190, which shall consist of (i) 2
        shares, par value $           per share,* designated as Common Stock
        (the 'Common Stock'), and (ii) 1,834,188 shares designated as Preferred Stock (the 'Preferred Stock'), which shall be comprised of (a) 834,188 shares of Class A Preferred Stock, par value $0.01 per share (the 'Class A Preferred Stock'), and (b) 1,000,000 shares of additional Preferred Stock (the 'Additional Preferred Stock'), of which 150,000 shares shall be designated as Class B Preferred Stock, par value $0.10433 per share (the 'Class B Preferred Stock'). All cross-references in each Part of this Article FOURTH refer to other Sections in such Article unless otherwise indicated.

          THIRD: that this Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

------------
* The par value of each such share shall be the quotient obtained by dividing
  (i) the product of (a) the total number of shares of Old Common Stock issued and outstanding immediately prior to the Effective Time, multiplied by (b) .01, by (ii) the number of shares of Common Stock to be issued and outstanding as a result of the Reverse Stock Split.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Certificate of Incorporation on the   day of September, 1997, and
affirms that the statements contained herein are true under the penalty of perjury.

                                          FAULDING INC.

                                          By:
                                             ...................................
                                                RICHARD F. MOLDIN, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

ATTEST

By:
     .................................
            ANDREW M. BERDON,
                SECRETARY

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FAULDING INC.

                            ------------------------
                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------
     FAULDING, INC., a Delaware corporation (the 'Corporation'), does hereby certify as follows:

          FIRST: that this Amendment shall provide for a change of the par value of the Corporation's Class B Preferred Stock, par value $0.01 per share, from $0.01 per share to $0.10433 per share.

          SECOND: that the first paragraph of Article FOURTH of the Corporation's Certificate of Incorporation, as amended, is hereby amended so that it shall read as follows:

             FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 36,834,188, which shall consist of (i) 35,000,000 shares, par value $0.01 per share, designated as Common Stock (the 'Common Stock'), and (ii) 1,834,188 shares designated as Preferred Stock (the 'Preferred Stock'), which shall be comprised of (a) 834,188 shares of Class A Preferred Stock, par value $0.01 per share (the 'Class A Preferred Stock'), and (b) 1,000,000 shares of Additional Preferred Stock (the 'Additional Preferred Stock'), of which 150,000 shares shall be designated as Class B Preferred Stock, par value $0.10433 per share (the 'Class B Preferred Stock'). All cross-references in each Part of this Article Fourth refer to other Sections in such Article unless otherwise indicated.

          THIRD: that this Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Certificate of Incorporation on the   day of September, 1997, and
affirms that the statements contained herein are true under the penalty of perjury.

                                          FAULDING INC.

                                          By:
                                             ...................................
                                                RICHARD F. MOLDIN, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

ATTEST

By:
     .................................
            ANDREW M. BERDON,
                SECRETARY

                                                                         ANNEX B

________________________________________________________________________________

                             OPINION OF OPPENHEIMER












________________________________________________________________________________

                                                              September 28, 1997

The Special Committee of the Board of Directors and
  the Board of Directors
FAULDING INC.
200 Elmora Avenue
Elizabeth, NJ 07207

Members of the Board of Directors:

     We understand that Faulding Inc. (the 'Company'), FH Faulding & Co Limited ('Buyer') and Faulding Holdings Inc., wholly owned subsidiary of Buyer ('Acquisition Sub') propose to enter into a draft Agreement and Plan of Recapitalization dated as of September 28, 1997 (the 'Recapitalization Agreement'), which provides, among other things, for a recapitalization of the Company to be effected pursuant to a reverse stock split (the 'Recapitalization'). Pursuant to the Recapitalization, each outstanding share of common stock, par value $0.01 per share (the 'Common Stock') of the Company, other than shares held in treasury or held by Buyer or any subsidiary of Buyer, will be converted into the right to receive $13.50 per share in cash. We understand that approximately 73% of the outstanding shares of Common Stock, on a fully-diluted basis, is beneficially owned by Buyer. We further understand that the Recapitalization is conditioned upon among other things, the approval of the holders of more than 50% of the Company's Common Stock (other than the Buyer and its affiliates). The terms and conditions of the Recapitalization are more fully set forth in the Recapitalization Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock (other than Buyer and its subsidiaries) pursuant to the Recapitalization Agreement is fair, from a financial point of view, to such holders.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company;

          (ii) reviewed certain internal financial statements including projections and other financial and operating data concerning the Company prepared by the management of the Company;

          (iii) discussed past and current operations and the financial condition and prospects of the Company with senior executives of the Company;

          (iv) reviewed and discussed with the Company's auditors, Deloitte & Touche, certain issues regarding the assets and liabilities of the Company;

          (v) reviewed the Recapitalization Agreement;

          (vi) reviewed the reported prices and trading activity for the Common Stock;

          (vii) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other publicly traded companies and their securities that we deemed comparable;

          (viii) reviewed the financial terms, to the extent publicly available, of acquisition of minority interest transactions that we deemed comparable;

          (ix) reviewed the financial terms, to the extent publicly available, of acquisition transactions of generic drug companies that we deemed comparable; and

          (x) performed discounted cash flow and other such analyses, reviewed such other information, and considered such other factors as we deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of all of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the Company's management. We have not made any independent valuation or appraisal of the assets or liabilities of the Company nor have we been furnished with any such appraisals. In addition, we have assumed that the Recapitalization will be consummated in accordance with the terms set forth in the Recapitalization Agreement. Our opinion is necessarily based on economic market and other conditions as in effect on, and the information made available to us as of, the data hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

     Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. Oppenheimer has been engaged by the Special Committee of the Board of Directors of the Company to render financial advisory services to the Special Committee in connection with the Recapitalization and will receive a fee for its services, including a fee upon the delivery of this opinion. In the ordinary course of business, Oppenheimer may actively trade the securities of the Company for its own account or for the account of its customers and accordingly may at any time hold a long or short position in the Common Stock.

     It is understood that our opinion is intended for the benefit and use of the Special Committee of the Board of Directors of the Company in its evaluation of the Recapitalization, and our opinion is not intended to be and does not constitute a recommendation to the Special Committee of the Board of Directors, the Board of Directors or any stockholder with respect to whether to vote in favor of the Recapitalization. We understand that this opinion will be included in the proxy statement and schedule 13E-3 filed with the Securities and Exchange Commission and distributed to stockholders in connection with the approval of the Recapitalization. We hereby consent to the foregoing use of the opinion in its entirety. Otherwise, our opinion may not be published or otherwise used or referred to without our written consent.

     Based on the foregoing, we are of the opinion that the consideration to be received by the holders of shares of Common Stock (other than the Buyer and its subsidiaries) pursuant to the Recapitalization Agreement is fair, from a financial point of view, to such holders.

                                          Very truly yours,



                                          .......................
                                          OPPENHEIMER & CO., INC.



                              STATEMENT OF DIFFERENCES
                              ------------------------
The registered trademark symbol shall be expressed as ................. 'r'
The section symbol shall be expressed as .............................. 'SS'